UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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CHORDIANT SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHORDIANT SOFTWARE, INC.

20400 Stevens Creek Boulevard, Suite 400

Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 27, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, January 27, 2010 at 1:00 p.m. Pacific Time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014 for the following purposes:

1.	To elect our three (3) nominees to serve as Directors to hold office until the Company’s 2013 annual meeting of stockholders.

2.	To ratify the selection by the Company’s Audit Committee of the Board of Directors of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010.

3.	To approve the Company’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 138,050 shares.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2010 Annual Meeting of Stockholders is December 1, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

This year we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and easy way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about December 18, 2009, we will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and the Form 10-K and vote electronically via the Internet or via telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to stockholders who previously elected either to receive notices, access proxy materials and vote electronically via the Internet, or to receive paper copies of proxy materials.

By Order of the Board of Directors

David M. Zuckerman
Vice President, General Counsel and Secretary

Cupertino, California

December 18, 2009

You are cordially invited to attend the 2010 Annual Meeting of Stockholders in person. It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

CHORDIANT SOFTWARE, INC.

20400 Stevens Creek Boulevard, Suite 400

Cupertino, California 95014

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

JANUARY 27, 2010

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Chordiant Software, Inc. (the “Company” or “Chordiant”) is soliciting your proxy to vote at the Company’s 2010 Annual Meeting of Stockholders, including at any adjournments or postponements thereof, to be held on January 27, 2010 at 1:00 p.m. Pacific Time at the Company’s corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014 (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

We are permitted to furnish proxy materials, including this Proxy Statement and our 2009 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or over the telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it. The Notice, this Proxy Statement, any accompanying proxy card or voting instruction card and our 2009 Annual Report on Form 10-K were first made available to stockholders on or about December 18, 2009.

Note: We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

Stockholders who previously elected to access proxy materials over the Internet will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please go to www.proxyvote.com to request complete electronic delivery.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on December 1, 2009 (the “Record Date’) will be entitled to vote at the Annual Meeting. On the Record Date, there were 30,361,270 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Chordiant’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

1.	To elect our three (3) nominees to serve as Directors to hold office until the Company’s 2013 annual meeting of stockholders.

2.	To ratify the selection by the Company’s Audit Committee of the Board of Directors of BDO Seidman, LLP, as the Company’s independent auditors for the fiscal year ending September 30, 2010.

3.	To approve the Company’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 138,050 shares.

4.	To conduct any other business properly brought before the meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting, electronically via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

1.	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

2.	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on January 26, 2010 to be counted.

3.	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on January 26, 2010 to be counted.

4.	If you requested paper proxy materials, to vote using the proxy card or voting instruction card, simply complete, sign and date the proxy card or voting instruction card and return it promptly in the envelope provided. If you return your signed proxy card or voting instruction card before the Annual Meeting, we will vote your shares as you instruct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you vote your shares electronically via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a voting instruction card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters such as the election of directors.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $5,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

If you receive more than one Notice, proxy or voting instruction card, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may change your vote by a later-dated vote on the Internet by telephone.

2.	You may submit another properly completed proxy card with a later date.

3.	You may send a timely written notice that you are revoking your proxy to the Company at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, Attention: Corporate Secretary.

4.	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not by itself, however, revoke your prior vote.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals due for next year’s annual meeting?

If you wish to submit a stockholder proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing no later than August 17, 2010 to our Corporate Secretary, 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. The proposal will need to comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you wish to submit a stockholder proposal that is not to be included in next year’s proxy materials, or to nominate a director, our Bylaws require that you must provide notice in writing to our Corporate Secretary at 20400 Stevens Creek Boulevard, Cupertino, California 95014, not later than the close of business on the one hundred twentieth (120th) day (i.e., September 29, 2010) nor earlier than the close of business on the one hundred eightieth (180th) day prior to the first anniversary of the preceding year’s annual meeting (i.e., July 31, 2010). However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice of the stockholder proposal or director nomination must be received not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred eightieth (180th) day prior to such annual meeting, or the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as an “Against” vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals or the election of directors.

How many votes are needed to approve each proposal?

•

On Proposal No. 1, the election of directors, the three (3) nominees receiving the most “For” votes from the holders of shares present in person or by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

•

To be approved, Proposal No. 2, the ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

•

To be approved, Proposal No. 3, the approval of the proposed 138,050 share increase in the number of shares of common stock authorized for issuance under the Company’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares as of the Record Date are present at the Annual Meeting in person or by proxy. On the Record Date, there were 30,361,270 shares outstanding and entitled to vote. Thus, the holders of 15,180,636 shares must be present in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

Chordiant’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2010. Two of the nominees for election to this class, Charles E. Hoffman and David R. Springett, Ph.D., are directors of ours who were previously elected by the stockholders. One nominee for election to this class, Daniel A. Gaudreau, was elected by our Board in 2008 to fill a vacancy. Mr. Gaudreau was recommended to the Board by the Nominating and Corporate Governance Committee to serve as a director until the 2010 Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the 2013 annual meeting of stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Company’s annual meetings. Each or our directors attended the 2009 annual meeting of stockholders in person.

The three (3) nominees receiving the most “For” votes from the holders of shares present in person or by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for Three-Year Terms Expiring at the 2013 Annual Meeting of Stockholders

Daniel A. Gaudreau, age 62, has served on our Board of Directors since February 2008. Since April 1997, Mr. Gaudreau has served as Senior Vice President, Operations and Chief Financial Officer of Actuate Corporation, an enterprise reporting and performance management applications company. Prior to joining Actuate, Mr. Gaudreau served as Vice President, Finance and Administration and Chief Financial Officer at Plantronics, Inc., an audio products company. Prior to joining Plantronics, Mr. Gaudreau was Vice President, Finance and Administration and Chief Financial Officer at Ready Systems, a privately-held operating system company. Prior to joining Ready Systems, Mr. Gaudreau was the Controller, U.S. Manufacturing Operations at Apple Computer. Mr. Gaudreau holds a Bachelor of Science degree in Industrial Management from Clarkson University, Potsdam, New York.

Charles E. Hoffman, age 60, has served on our Board of Directors since January 2005. From June 2001 until his retirement in April 2008, Mr. Hoffman served as the President, Chief Executive Officer and a director of Covad Communications Group, Inc., a nationwide provider of integrated voice and data communications. From January 1998 to June 2001, Mr. Hoffman served as President and Chief Executive Officer of Rogers Wireless, Inc., a Canadian communications and media company. Since July 2009, Mr. Hoffman has served as a director of Tollgrade Communications, Inc., a provider of network test equipment for the communications service provider market. Since June 2006, Mr. Hoffman has served as a director of Synchronoss Technologies Inc., a provider of on-demand transaction management solutions to the communications service provider market. Mr. Hoffman holds a Bachelor of Science degree and a Masters of Business Administration from the University of Missouri at St. Louis.

David R. Springett, Ph.D., age 74, has served on our Board of Directors since January 2000. From February 1994 to July 2007, Dr. Springett served as President of the Community College Foundation, an educational foundation. Dr. Springett held various positions during his 26-year career with Xerox Corporation, retiring in

1992 as Vice President of Strategic Marketing. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds a Bachelor of Science degree in Mechanical Engineering from the University of Toronto and a Doctorate in Engineering from Queens University in Canada.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2011 Annual Meeting

Steven R. Springsteel, age 52, has served as a Director of the Company since January 2004 and has served as the Chairman of our Board of Directors since November 2006. He has served as our President and Chief Executive Officer since February 2006. From January 2003 to September 2005, he served as Senior Vice President of Finance and Administration and Chief Financial Officer of Verity, Inc., a public intellectual capital management software company, and from September 2005 to December 2005, as its President and Chief Financial Officer, at which point Verity was purchased by Autonomy Corporation, plc. From November 2001 to January 2003, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of Sagent Technology, Inc., a public business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in January 2003. From October 2000 to November 2001, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of NOCpulse, a privately-held software company subsequently acquired by Red Hat. From November 1996 to October 2000, Mr. Springsteel served as our Executive Vice President and Chief Financial Officer. Mr. Springsteel also serves on the boards of Zend Technologies Ltd., a privately-held provider of products and services for PHP applications, and the California State Parks Foundation. Mr. Springsteel holds a Bachelors degree in Business Administration from Cleveland State University.

Richard G. Stevens, age 63, has served on our Board of Directors since March 2006. Mr. Stevens is the Founder and Managing Director of Hunter Stevens, LLC, a professional services firm he founded in 1995. Prior to founding Hunter Stevens, Mr. Stevens served as a partner with Ernst & Young LLP and Coopers & Lybrand LLP, both of which are public accounting firms. Mr. Stevens currently serves as a director of La Cortez Energy, Inc., an early stage international energy company, and is Chairman of their Audit Committee. Mr. Stevens has previously served as a director and the Chairman of the Audit Committee of Verity, Inc., an intellectual capital management software company, and of Pain Therapeutics, Inc., a biopharmaceutical company. Mr. Stevens holds a Bachelor of Science degree with honors from the University of San Francisco, and is a licensed Certified Public Accountant (CPA) in the State of California and a Certified Fraud Examiner.

Directors Continuing in Office Until the 2012 Annual Meeting

William J. Raduchel, Ph.D., age 63, has served on our Board of Directors since February 2003, and previously served on our Board between August 1998 and May 2001. Since June 2006, Dr. Raduchel has served as a director of Opera Software ASA, a Norwegian web browser company, and since June 2007, as its Chairman of the Board. Since December 2005, Dr. Raduchel has served as a director of Silicon Image, Inc., a provider of semiconductors and intellectual property for the secure storage, distribution and presentation of high-definition content, and from April 2003 until joining their board was a strategic advisor to that company. Since February 2005, he has served as a director of Blackboard Inc., a provider of educational enterprise technology. From March 2004 until June 2006, Dr. Raduchel served as the Chairman, and from May 2004 to February 2006, Chief Executive Officer, of Ruckus Network, Inc., a privately-held digital entertainment network designed specifically for college students. From September 1999 through January 2001, he served as Chief Technology Officer of AOL, becoming Chief Technology Officer of AOL Time Warner (now known as Time Warner Inc.) in January 2001, a position he held through December 2002. Dr. Raduchel received a Bachelor of Arts degree in Economics from Michigan State University, and A.M. and Ph.D. degrees in Economics from Harvard University.

Allen A.A. Swann, age 59, joined our Board of Directors in February 2008. Since June 2008, Mr. Swann has served as the Business Development Director of Manpower Software plc, a world leader in workforce planning. From January 2006 to May 2008, Mr. Swann was the Interim Sales Director of Manpower Software

plc. From March 2001 to October 2004, Mr. Swann was President of International Operations at Chordiant following the merger of Chordiant and Prime Response Ltd. in March 2001. From February 1998 to March 2001, he served in various capacities at Prime Response Ltd., including Senior Vice President of International Operations, President of International Operations, and most recently as Chief Executive Officer. Since June 2008, Mr. Swann has served on the board of directors of Manpower Software plc. From October 2007 to July 2009, Mr. Swann served as Chairman of the Board of CopperEye, a privately-held UK software company that provides enterprise data management solutions. Mr. Swann holds a Bachelor of Science degree in Operational Research and Statistics from Salford University in the United Kingdom.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the listing standards of the National Association of Securities Dealers Automated Quotations Stock Market (“NASDAQ”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, and any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six (6) directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Gaudreau, Mr. Hoffman, Dr. Raduchel, Dr. Springett, Mr. Stevens and Mr. Swann. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Springsteel, our Chairman, President and Chief Executive Officer, is not an independent director due to his employment with the Company.

Meetings of the Board of Directors; Lead Independent Director

The Board of Directors met twenty six (26) times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member.

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Executive sessions are typically chaired by the Board’s Lead Independent Director.

Prior to January 29, 2009, Dr. Springett served as our Lead Independent Director. From January 29, 2009 to the present, Mr. Stevens has served as our Lead Independent Director.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership information for fiscal year 2009 for each of the Board committees:

Prior to January 29, 2009:

Name	Audit		Compensation		Nominating and Corporate Governance
Daniel A. Gaudreau	X
Charles E. Hoffman			X		X	(1)
William J. Raduchel			X	(1)
David R. Springett	X		X		X
Steven R. Springsteel
Richard G. Stevens	X	(1)
Allen A.A. Swann

(1)	Committee Chairman

January 29, 2009 to present:

Name	Audit		Compensation		Nominating and Corporate Governance
Daniel A. Gaudreau			X
Charles E. Hoffman			X	(1)
William J. Raduchel	X	(1)
David R. Springett	X				X	(1)
Steven R. Springsteel
Richard G. Stevens	X		X		X
Allen A.A. Swann					X

(1)	Committee Chairman

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is currently composed of Dr. Raduchel, Dr. Springett and Mr. Stevens, each of whom is a non-employee member of the Board of Directors. Dr. Raduchel serves as the Chairman of the Audit Committee. During the last fiscal year, prior to January 29, 2009, the Audit Committee was comprised of Mr. Gaudreau, Dr. Springett and Mr. Stevens, each of whom is a non-employee member of the Board of Directors. Mr. Stevens served as the Chairman of the Audit Committee during that time. Our Board of Directors has determined that each of the directors currently serving, or who previously served, on the Audit Committee meets, or then met, the requirements for independence under the NASDAQ listing standards and SEC rules. The Audit Committee met four (4) times during the fiscal year. The Audit Committee operates under a written charter adopted by our Board of Directors that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee of the Board performs several functions, including:

•	approving the engagement of the independent auditors and evaluating the performance and assessing the qualifications of the independent auditors;

•	approving the engagement of the independent auditors to perform non-audit services and approving other public accounting firm engagements;

•	monitoring the rotation of partners of the independent auditors on the Company’s audit team;

•	receiving and reviewing written statements from the independent auditors delineating all relationships between the independent auditors and the Company;

•

discussing with management and with the independent auditors the results of the annual audit and the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports filed with the SEC, and the Company’s guidelines and policies with respect to risk assessment and risk management;

•

reviewing and discussing with the independent auditors, and, if appropriate, management, any management or internal control letter issued, or proposed to be issued, by the independent auditors, and any material conflicts or materials disagreements between management and the independent auditors;

•	conferring with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting;

•

establishing procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and Rule 5605(c)(2) of the NASDAQ listing standards). The Board of Directors has also determined that Dr. Raduchel and Mr. Stevens each qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Raduchel’s and Mr. Stevens’ level of knowledge and experience based on a number of factors, including Dr. Raduchel’s experience as the Chief Financial Officer of a large public company and Mr. Steven’s formal education and experience as a partner in public accounting firms.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2009 with the management of the Company. The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the Audit Committee’s discussion with management and BDO Seidman, LLP, and the Audit Committee’s review of the representations of management and the report of BDO Seidman, LLP to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Audit Committee

William J. Raduchel (Chairman)

David R. Springett

Richard G. Stevens

The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Gaudreau, Hoffman and Stevens, each of whom is a non-employee member of the Board of Directors. Mr. Hoffman serves as the Chairman of the Compensation Committee. During the last fiscal year, prior to January 29, 2009, the Compensation Committee was comprised of Mr. Hoffman, Dr. Raduchel and Dr. Springett, each of whom is a non-employee member of the Board of Directors. Dr. Raduchel served as the Chairman of the Compensation Committee during that time. Our Board of Directors has determined that each of the directors serving, or who previously served, on the Compensation Committee meets the requirements for independence under NASDAQ listing standards and SEC rules. The Compensation Committee met eleven (11) times during the fiscal year. The Compensation Committee operates under a written charter adopted by our Board of Directors that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

Compensation Committee Charter

Under the charter of the Compensation Committee, the purpose of the Compensation Committee is to act on behalf of the Board of Directors in overseeing our compensation policies, plans and programs for all employees and to review and recommend to the Board the compensation to be paid to our executive officers and directors. The term compensation includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.

The Duties of the Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify and approve the Company’s compensation strategy, policies, plans and programs, including:

•

approving our overall compensation strategy and policies, including reviewing and recommending to the Board corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	evaluating and recommending to the Board the compensation plans and programs advisable for the Company;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing and recommending to the Board the terms of any employment agreements, severance arrangements, change of control arrangements and any other compensatory arrangements for our executive officers and other senior management;

•

determining and recommending to the Board the compensation and other terms of employment of our Chief Executive Officer, and in combination with the Nominating and Corporate Governance Committee, evaluating the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives;

•

reviewing and recommending to the Board the individual and corporate performance goals and objectives of the Company’s executive officers that are periodically established in conjunction with the Chief Executive Officer;

•	reviewing and approving the corporate performance goals and objectives for the Company that are periodically established;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members and any programs for director compensation; and

•

adopting, amending, administering, interpreting and terminating as appropriate our stock option and other equity plans, pension and profit sharing plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once each quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, after receiving the suggestions of the Vice President, Human Resources and Hewitt Associates (“Hewitt”), the compensation consultant to the Compensation Committee. Our Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President, Human Resources typically participate in Compensation Committee meetings, and provide information on our financial forecasts, legal issues associated with proposed compensation structures, and compensation practices at peer companies. However, they do not participate in and are not present during decisions with respect to the amount of their own compensation. From time to time, other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Nonetheless, the Compensation Committee meets regularly in executive session to deliberate on and make determinations regarding executive compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’

reasonable fees and other retention terms. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate, including subcommittees consisting of one or more members of the Board, to grant stock awards to persons other than executive officers or individuals with respect to whom the Company wishes to comply with Section 162(m) of the Internal Revenue Code.

During the past fiscal year, the Compensation Committee engaged Hewitt as compensation consultants. Hewitt reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has requested that Hewitt:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Hewitt was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Hewitt ultimately developed information, data and analysis on compensation trends that were presented to the Compensation Committee for its consideration. Following an active dialogue with Hewitt, the Compensation Committee made recommendations to the Board on the specific elements of compensation for the executive officers of the Company. These recommendations were consistent with the analysis provided by Hewitt. These recommendations are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Historically, the Compensation Committee has recommended most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held prior to and during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process consists of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted jointly by the Nominating and Corporate Governance Committee and the Compensation Committee after consultation with the other independent members of the Board, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analyses by the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2009 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Dr. Springett, Mr. Stevens and Mr. Swann, each of whom is a non-employee member of the Board of Directors. Dr. Springett serves as the Chairman of the Nominating and Corporate Governance Committee. During the last fiscal year, prior to January 29, 2009, the Nominating and Corporate Governance Committee was comprised of Mr. Hoffman and Dr. Springett, each of whom is a non-employee member of the Board of Directors. Mr. Hoffman served as the Chairman of the Compensation Committee during that time. Our Board of Directors has determined that each of the directors serving, or who previously served, on the Nominating and Corporate Governance Committee meets the requirements for independence under NASDAQ listing standards and SEC rules. The Nominating and Corporate Governance Committee met four (4) times during the fiscal year. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, who may make written suggestions for nominees to the Board in accordance with the Company’s Bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at http://chrd.client.shareholder.com/committees.cfm.

CODE OF ETHICS

The Company has adopted the Chordiant Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://chrd.client.shareholder.com/documents.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision thereof to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In April 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The current Corporate Governance Guidelines, as well as the current charters for each committee of the Board, may be viewed on the Company’s website at http://chrd.client.shareholder.com/documents.cfm. Such guidelines, policies and charters shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference into any other company filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such charters and additional information by reference therein.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010, and has further directed that management submit this selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has been the Company’s independent auditors since July 2005. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors. However, the Audit Committee is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

Principal Accountant Fees and Services

The following table represents aggregate fees for professional services billed to the Company for services rendered for the years ended September 30, 2009 and 2008 by BDO Seidman, LLP.

	Year Ended September 30, 2009		Year Ended September 30, 2008
Audit Fees
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of our interim financial statements, statutory and subsidiary audits, consents, consultations on accounting and financial reporting matters, internal control over financial reporting, and assistance with review of documents filed with the SEC	$891,114	(1)	$1,083,730	(2)

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions	$—		$—

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice	$—		$12,737

All Other Fees	—		—

Total	$891,114		$1,096,467

(1)	Includes estimated final billing for fiscal year 2009 audit fees.
(2)	Includes $10,123 in connection with BDO Seidman, LLP’s audit of the Company’s financial statements and proxy statement for the fiscal year ended September 30, 2008 not yet billed as of last year’s proxy statement and thus not reported in that proxy statement.

All fees described above were approved by the Audit Committee. In connection with the audit of our 2009 financial statements, the Company entered into an engagement agreement with BDO Seidman, LLP which sets forth the terms by which BDO Seidman, LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

During the fiscal year ended September 30, 2009, none of the total hours expended on the Company’s financial audit by BDO Seidman, LLP were provided by persons other than BDO Seidman, LLP’s full-time permanent employees or those of their international affiliates.

Pre-Approval Policies and Procedures

Before the independent registered public accounting firm is engaged by us or our subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditors, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditors. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. As such, the engagement of BDO Seidman, LLP to render all of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

Chordiant’s stockholders are being asked to approve an amendment of Chordiant’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), to increase the number of shares authorized and reserved for issuance under the Directors’ Plan by an additional 138,050 shares of common stock.

Background

Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan. The 1999 Non-Employee Directors’ Stock Option Plan was adopted by our Board of Directors and became effective on the date of our initial public offering in 2000. In November 2007, the Board adopted the Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan. The Directors’ Plan was approved by stockholders at our 2008 annual meeting of stockholders held on February 1, 2008. Prior to that date, the Directors’ Plan provided for the automatic grant of a nonstatutory stock option to purchase 10,000 shares of the Company’s common stock to each new non-employee director on the date that such person became a director, vesting over a period of three years with one-third of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining two years. Each current and future non-employee director was automatically granted an additional nonstatutory option to purchase 3,000 shares on the day after each of our annual meetings of stockholders, vesting in equal monthly installments over one year. Each director who was a member of a Board committee was automatically granted an additional nonstatutory stock option to purchase 2,000 shares for each committee they served on, on the day after each annual meeting of stockholders, vesting in equal monthly installments over one year. Since February 1, 2008, directors no longer receive stock options under the Directors’ Plan. Instead, continuing directors are issued a single grant of restricted stock at each year’s annual meeting of stockholders in an amount equal to $100,000 divided by the fair market value of the Company’s common stock on the date of the annual meeting. Effective November 2008, the Board amended the Directors’ Plan to provide that such annual grants of restricted stock to non-employee directors shall not exceed 15,000 shares. This amendment did not require stockholder approval. These shares of restricted stock will vest on the earlier to occur of (1) the next annual meeting or (2) twelve (12) months from the date of grant. New non-employee directors will receive a grant of restricted stock on substantially the same terms but with the number of shares pro-rated in proportion to the amount of time remaining between the grant and the first anniversary of the most recent annual meeting of stockholders. Subject to the participant’s continuous service, the initial award will vest in substantially equal monthly installments over the initial period (on each monthly anniversary of the grant date), so that the initial grant is fully vested as of the first anniversary of the most recent annual meeting prior to the grant date. All shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency, or (4) the death or disability of the director. Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period. As of September 30, 2009, 131,996 shares of common stock have been reserved for issuance, and 169,916 shares are outstanding, under the Directors’ Plan.

2005 Equity Incentive Plan. The 2005 Equity Incentive Plan (“2005 Plan”) was approved at our 2005 annual meeting of stockholders held on September 27, 2005. The 2005 Plan replaced the 1999 Equity Incentive Plan (“1999 Plan”), and provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, restricted stock unit awards and other forms of equity compensation (collectively, “stock awards”). The exercise price of stock options under the 2005 Plan shall not be less than the fair market value of the shares on the date of grant, and no portion may be exercised beyond ten years from that date. Under the 2005 Plan, grants of stock options to new employees generally vest over a period of four years, with 25% of the shares vesting after one year and the remainder vesting in equal monthly installments over the remaining three years. Grants of stock options to existing employees generally vest in equal monthly installments over a period of four years. However, the Board (or a committee of the Board) may and has in the past issued stock awards with different vesting terms. Stock option grant agreements under the 1999 Plan allow for the early exercise of options granted to employees. Exercised but unvested shares are subject to repurchase by the Company at the initial exercise price. Beginning September 27, 2005, no additional stock awards will be granted under the 1999 Plan. Shares remaining available for issuance pursuant to the exercise of stock options or settlement of stock awards under the 1999 Plan of 496,603 shares were added to the share reserve of the 2005 Plan and, as of September 27, 2005, became available for issuance pursuant to stock awards granted under the 2005 Plan. All outstanding stock awards granted under the 1999 Plan will remain subject to the terms of the 1999 Plan, except that the Board may elect to extend one or more of the features of the 2005 Plan to stock awards granted under the 1999 Plan. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the 2005 Plan and become available for issuance under the 2005 Plan. The 2005 Plan increased the number of shares available for issuance by 2,200,000 shares of common stock from an aggregate total of 496,603 shares available under the 1999 Plan as of September 27, 2005, resulting in an aggregate of 2,696,603 shares available for future grant and issuance under the 2005 Plan. In January 2007, the Board amended the 2005 Plan to increase the number of shares reserved for future issuance by 1,600,000 shares. This amendment was approved by the stockholders at our 2007 annual meeting of stockholders held on April 24, 2007. In November 2007, the Board amended the 2005 Plan to increase the number of shares reserved for future issuance by 700,000 shares. This amendment was approved by the stockholders at the 2008 annual meeting of stockholders held on February 1, 2008. In November 2008, the Board amended the 2005 Plan to increase the number of shares reserved for future issuance by 650,000 shares. This amendment was approved by the stockholders at the 2009 annual meeting of stockholders held on January 28, 2009. As of September 30, 2009, there were 2,780,975 shares reserved for future issuance and 3,777,420 shares outstanding under the 2005 Plan.

2000 Nonstatutory Equity Incentive Plan. In March 2000, the Board adopted the 2000 Nonstatutory Equity Incentive Plan (“2000 Plan”). Stockholder approval of this plan was not required and has not been obtained by the Company. In April 2002 and October 2002, the Board approved increases to the number of shares reserved under the 2000 Plan from 360,000 shares to 960,000 shares and then to 1,760,000 shares, also without stockholder approval as such approval was not required by the 2000 Plan or by applicable law. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of the Company’s common stock and consultants who meet certain eligibility requirements). The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. Typically, the exercise price of nonstatutory stock options granted under the 2000 Plan are 100% of the fair market value on the date of grant, and the term of the options is ten years. Generally, stock options under the 2000 Plan vest over a period of four years with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. The Board (or a committee of the Board) sets the terms of stock bonuses and rights to purchase restricted stock. In January 2007, the Board amended the 2000 Plan to reduce the number of shares available for future issuance to zero. Accordingly, no additional stock options will be granted under the 2000 Plan. As of September 30, 2009, there were 325,496 shares outstanding under the 2000 Plan.

1999 Equity Incentive Plan. As noted above, the 1999 Equity Incentive Plan (“1999 Plan”) provided for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for grants to employees, directors and consultants of nonstatutory stock options and stock purchase rights. The option price under the 1999 Plan shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. Under the 1999 Plan, stock options vest over a period that is limited to five years, but were typically granted with a four-year vesting period. Each option outstanding under the 1999 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by us at the initial exercise price. As of September 27, 2005, 496,603 available shares under the 1999 Plan were added to the share reserve of the 2005 Plan. No additional stock options have been granted under the 1999 Plan subsequent to September 27, 2005. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to the exercise or settlement are added to the share reserve of the 2005 Plan and become available for issuance under the 2005 Plan. The 1999 Plan terminated automatically on November 29, 2009.

Employee Stock Purchase Plan. In November 1999, the Board adopted our 1999 Employee Stock Purchase Plan (“1999 ESPP”), which was approved by our stockholders in December 1999. The 1999 ESPP became effective on February 14, 2000. In January 2007, the Board amended the 1999 ESPP to reduce the number of shares available for grant to 400,000. Eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of our common stock at 85% of the lower of the fair market value of the common stock on the commencement date of each nine-month offering period or the specified purchase date. The amount of shares reserved under the 1999 ESPP automatically increases on October 1st of each year by the greater of (1) 2% of the outstanding shares of Company common stock on such date or (2) the number of shares subject to stock awards granted under this plan during the prior twelve (12) month period. However, the automatic increase is subject to reduction by the Board of Directors. Notwithstanding the foregoing, the aggregate number of shares that may be issued under the 1999 ESPP shall not exceed 5,200,000 shares. As of September 30, 2009, 1,687,697 shares of common stock were available for grant under this plan. There were no purchases of common stock under the 1999 ESPP for the year ended September 30, 2009 as the plan is currently suspended.

General

Chordiant believes that a director equity compensation program is a necessary and powerful incentive and retention tool that benefits all of its stockholders. We believe equity compensation gives employees and directors a stake in our future success and view it as a vital component of our ability to offer competitive compensation packages within a highly competitive industry. As of September 30, 2009, there were 131,996 shares available for grant under the Directors’ Plan. The Board believes the current number of shares available for grant is insufficient and will seriously harm our ability to attract and retain qualified directors. The requested share increase will enable us provide grants in 2011 and 2012 at current grant levels. The proposed amendment to the Directors’ Plan is designed to assist us in recruiting, motivating and retaining talented directors who will help us to continue achieving our business goals, including creating long-term value for stockholders.

In this Proposal 3, you are requested to approve the amendment to the Directors’ Plan to increase the aggregate number of shares available for future issuance by 138,050 shares, resulting in an aggregate of 270,046 shares available for grant under the Directors’ Plan. This share increase will enable us provide grants in 2011 and 2012 at current grant levels. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

The terms and provisions of the Directors’ Plan are summarized below. This summary, however, does not purport to be a complete description of the Directors’ Plan. The Directors’ Plan has been filed with the SEC as an attachment to this Proxy Statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Directors’ Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

The following is a summary of the material features of the Directors’ Plan:

General

The Directors’ Plan, as amended, provides for the grant of restricted stock awards and other equity awards to our non-employee directors (collectively, the “awards”).

Purpose

The Board adopted the Directors’ Plan to assist in attracting and retaining the services of highly qualified director candidates and to provide incentives for such persons to exert maximum efforts for our success.

Administration

The Board administers the Directors’ Plan and may not delegate administration of the Directors’ Plan to a committee. The Board generally has the power under the Directors’ Plan: (i) to determine the provisions of each award to the extent not specified in the Directors’ Plan, (ii) to construe and interpret the Directors’ Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration, (iii) to amend the Directors’ Plan or an award granted under the Directors’ Plan, and (iv) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Directors’ Plan.

Stock Subject to the Directors’ Plan

As of December 1, 2009, 131,996 shares of common stock are available to be made subject to future awards, and 169,916 shares are outstanding, under the Directors’ Plan.

Eligibility

The Directors’ Plan provides that awards may be granted only to our non-employee directors. A “non-employee director” is a member of our board of directors who is not otherwise a Chordiant employee. All six of our current non-employee members of our Board of Directors are eligible to participate in the Directors’ Plan, subject to their continued service with Chordiant.

Non-Discretionary Grants

The Directors’ Plan, as amended, provides for the automatic grant of an initial restricted stock award to each individual who becomes a non-employee director of the Company, covering the number of shares of our common stock equal to (1) the product of (a) $100,000 and (b) a fraction, the numerator of which is the number of full months between the date of grant and the first anniversary of our most recent annual meeting prior to the date of grant (rounding down for any partial month) (such period, the “initial period”), and the denominator of which is 12, (2) divided by the fair market value of a share of common stock on the grant date. Subject to the participant’s continuous service, the initial award will vest in substantially equal monthly installments over the initial period (on each monthly anniversary of the grant date), so that the initial grant is fully vested as of the first anniversary of the most recent annual meeting prior to the grant date.

In addition, on the day of each of our annual meetings, each non-employee director who will continue service after such meeting date will automatically be granted, on the date of that annual meeting, an annual restricted stock award covering that number of shares of our common stock equal to (1) $100,000 divided by (2) the fair market value of a share of common stock on the date of our annual meeting. Subject to the participant’s continuous service, such award will vest in full on the date that is the earlier of (a) the first anniversary of the grant date and (b) the date of the first annual meeting following the grant date. Effective November 2008, the Board amended the Directors’ Plan to provide that such annual grants of restricted stock to non-employee directors shall not exceed 15,000 shares. This amendment did not require stockholder approval.

The initial and annual grants will be subject to the terms of the Directors’ Plan and the form of restricted stock award agreement approved by the Board. Such shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency, or (4) the death or disability of the director. Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period. No purchase price will be paid for the shares of common stock issued under the initial and annual grants, except to the extent required by applicable law, in which case, the par value of each share of common stock issued under the initial and annual grants will be deemed to have been paid through services rendered to Chordiant.

Terms of Restricted Stock Awards

Payment. A restricted stock award may be awarded in consideration for (i) cash, check, bank draft or money order payable to Chordiant; (ii) past or future services actually or to be rendered to Chordiant or an affiliate; or (iii) any other form of legal consideration that may be acceptable to the Board. The Board will determine the purchase price, if any, to be paid for the shares subject to the award.

Vesting. Shares of common stock acquired under a restricted stock award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant’s service terminates, Chordiant may reacquire (or repurchase, as applicable) the unvested shares of common stock held by the participant under the award.

Terms of Stock Options

Nonstatutory Stock Options. Stock options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

Exercise Price; Payment. The exercise price of stock options granted under the Directors’ Plan generally may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. The exercise price may be paid in cash or by check, or, in the discretion of the Board, by delivery of other shares of our common stock already owned by the optionee, pursuant to a “same day sale” program, by a “net exercise” arrangement, or in any other form of legal consideration acceptable to the Board.

Option Exercise. Stock options granted under the Directors’ Plan vest so long as the optionee continues to provide services as a director, employee or consultant to Chordiant or certain of its affiliates. The Board has the power to accelerate the time at which an award may vest or become exercisable.

Term. The term of stock options under the Directors’ Plan may not exceed 10 years. Options under the Directors’ Plan generally terminate on the earlier of three months after termination of the participant’s service or the expiration of the term of the option. However, if such termination is due to the participant’s disability, the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months after such termination. If the participant service terminates due to the participant’s death, the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months after the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. In addition, if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate applicable securities laws, then the option expiration period may be further extended.

Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Terms of Restricted Stock Unit Awards

Consideration. The Board will determine the purchase price, if any, for restricted stock unit awards. The purchase price may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.

Vesting and Additional Restrictions. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. At the time of grant, the Board may also impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. The Board will determine whether the participant will be credited with dividend equivalent rights with respect to shares covered by a restricted stock unit award.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested upon a termination of the participant’s service will be automatically forfeited.

Restrictions on Transfer

Awards are non-transferable except upon death or as otherwise expressly permitted in the award agreement, as determined by the Board in accordance with applicable securities laws.

Adjustment Provisions

In the event of transactions such as a merger, consolidation, reorganization, stock dividend, or stock split, the Board will make appropriate adjustments to the type(s), class(es) and the maximum number of shares of common stock subject to the Directors’ Plan, and will adjust outstanding awards as to the type(s), class(es), number of shares subject to, and the exercise or purchase price of, such awards.

Effect of Certain Corporate Events

The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of our assets or certain mergers or corporate reorganizations, the acquiring or surviving corporation may either assume awards outstanding under the Directors’ Plan or substitute similar awards for those outstanding under the Directors’ Plan. If awards are not assumed or replaced, then, with respect to participants whose service has not terminated prior to the transaction, the awards will become fully vested and will terminate if not exercised prior to the change of control.

In addition, if the awards are assumed or substitute awards granted, then upon a transaction that results in a change in the effective control of Chordiant, such awards will be subject to additional acceleration of vesting. For awards granted at or after the annual meeting held in 2008 and held by participants whose service has not terminated prior to the transaction, the vesting of such awards will be automatically accelerated in full as of immediately prior to such transaction. All awards granted prior to the annual meeting held in 2008 are already fully vested.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the Directors’ Plan at any time, subject to shareholder approval to the extent required by applicable law. No such amendment, suspension or termination will result in a material impairment of a participant’s rights under an outstanding award without his or her consent.

Federal Income Tax Information

Nonstatutory Stock Options and Restricted Stock Awards. Nonstatutory stock options and restricted stock awards under the Directors’ Plan generally have the following federal income tax consequences.

Generally, the participant is not subject to taxation, and we are not entitled to a deduction, at the time of the grant of an award. At the time shares under a restricted stock award vest, and at the time vested shares under a stock option are purchased, the participant normally will recognize ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price (if any). We will generally be entitled to a business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards. Generally, a participant is not subject to taxation, and we are not entitled to a deduction, at the time a restricted stock unit is granted. The participant will generally recognize ordinary income in the year in which the vested shares subject to that unit award are actually issued, in an amount equal to the fair market value of the shares on the date of issuance. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at that time.

Information Regarding Stock Awards To Be Granted During Fiscal Year 2010

As noted above, each continuing director will be granted a restricted stock award on the date of our Annual Meeting covering shares of our common stock having a fair market value of $100,000, subject to a maximum of 15,000 shares. We cannot predict the fair market value of our common stock on the date of the Annual Meeting. Therefore, the following table sets forth the number of shares subject to awards that would be granted on the date of the Annual Meeting to eligible directors under the Directors’ Plan if the fair market value of our common stock on the date of the Annual Meeting is equal to the closing price of our common stock as reported on the NASDAQ National Market System on December 1, 2009, which price was $2.78 per share.

Hypothetical Fiscal Year 2010 Director Grants
	Dollar Value ($)	Number of Shares (#)
Daniel A. Gaudreau	41,700	15,000
Charles E. Hoffman	41,700	15,000
William J. Raduchel	41,700	15,000
David R. Springett	41,700	15,000
Richard G. Stevens	41,700	15,000
Allen A.A. Swann	41,700	15,000
All current non-employee directors as a group	250,200	90,000

EQUITY COMPENSATION PLAN INFORMATION(1)

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants and rights ($/sh) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(#) (c)
Equity compensation plans approved by security holders	3,947,336	7.04	4,600,668	(2)
Equity compensation plans not approved by security holders	333,677	4.64	—

Total	4,281,013	6.82	4,600,668

(1)	Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of those companies such that these options became exercisable for an aggregate of 307,424 shares of our common stock at a weighted-average exercise price of $23.03 per share. As of September 30, 2009, 8,181 options of Prime Response, Inc. and White Spider Software, Inc were still outstanding with a weighted-average exercise price of $3.39. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required. Other than the 8,181 outstanding shares noted above, the shares referenced in this note are not included in any of the numbers set forth in the table.
(2)	Includes 1,687,697 shares under our Employee Stock Purchase Plan.

Executive Officers

Our executive officers are: Steven R. Springsteel, Chairman of the Board of Directors, President, and Chief Executive Officer; Peter S. Norman, Senior Vice President and Chief Financial Officer; Marchai B.Bruchey, Senior Vice President and Chief Marketing Officer; Raymond A. Gerber, Senior Vice President, Worldwide Engineering and Chief Technology Officer; Prashant K. Karnik, Senior Vice President and General Manager, Worldwide Client Services; and David M. Zuckerman, Vice President, General Counsel and Secretary. In addition, during the fiscal year the following individuals also served as executive officers of the Company: David E. Cunningham, former Vice President, Worldwide Sales; Frank J. Florence, former Vice President and Chief Marketing Officer; and Charles A. Altomare, former Vice President, Worldwide Engineering.

Below is a brief biography of each of our executive officers who served during the fiscal year, other than Mr. Springsteel. Biographical information for Mr. Springsteel can be found above in the section titled, “Directors Continuing in Office Until the 2011 Annual Meeting.”

Marchai B. Bruchey, age 52, has served as our Senior Vice President and Chief Marketing Officer since November 2009. From April 2009 through November 2009 she served as our Vice President and Chief Marketing Officer. Prior to joining Chordiant, from January 1998 to October 2008, Ms. Bruchey served in several capacities at Kana Software, Inc., a provider of customer service software solutions, including as Chief Marketing Officer from October 2005 to October 2008, and as Senior Vice President, Global Alliances from January 1999 to October 2005. Prior to Kana, she served for nearly two decades at Digital Equipment Corporation in various sales and marketing capacities. Ms. Bruchey attended Queens University at Charlotte where she studied Marketing & Business Administration, and Central Piedmont Community College where she studied Accounting. Ms. Bruchey sits on the Forrester Research CMO Council and is active in the Association for Strategic Alliance Professionals.

Raymond Gerber, age 49, has served as our Senior Vice President, Worldwide Engineering and Chief Technology Officer since November 2009. He served as our Vice President and Field Chief Technology Officer from September 2008 to November 2009, and as our Vice President, Industry Sales and Support from April 2008 to September 2008. Prior to joining Chordiant, from September 2007 to April 2008, Mr. Gerber served as the President and owner of FirstSecond Technologies, a customer experience improvement technology company. From April 2007 to September 2007, he served as Chief Architect and acting Chief Information Officer, and from September 2005 to April 2007 as Enterprise Architect and Executive Director, of Value Credit, a subsidiary of Compucredit, a lending solutions company. From February 2003 to September 2005, he served as Director, Design and Architecture, of MAPICS, Inc., an enterprise resource planning company which has since been acquired by Infor. Mr. Gerber studied Accounting at the University of South Africa and Rand Afrikaans University.

Prashant K. (P.K.) Karnik, age 54, has served as our Senior Vice President and General Manager, Worldwide Client Services since November 2009. He served as our Vice President and General Manager, Worldwide Professional Services and Products from August 2008 to November 2009, and as our Vice President and General Manager, Worldwide Professional Services from August 2006 to August 2008. From June 2005 to August 2006, Mr. Karnik served as the Senior Vice President of Professional Services for Dorado Corporation, a solution provider for the mortgage industry. From September 2003 to June 2005, he served as the Chief Executive Officer of Datanautics (formerly Accrue Software), a global web analytics company. From June 2001 to August 2003, he served as the Chief Operating Officer of Accrue Software, a web analytics company. From November 1999 to June 2001, he served as the Vice President of Professional Services at Aspect Communications, a customer relationship management company. For over a decade prior to that he held senior management positions within Hewlett Packard’s global services organization. Mr. Karnik holds a Bachelor’s degree in Mechanical Engineering from NIT India, a Master of Science degree in Industrial Engineering from Rutgers University, and a Master of Business Administration from Southern New Hampshire University.

Peter S. Norman, age 52, has served as our Senior Vice President and Chief Financial Officer since November 2009. He served as our Vice President and Chief Financial Officer from March 2006 to November 2009, as our Vice President and Corporate Controller from March 2005 to March 2006, and as a Director of Finance from August 2004 to March 2005. Prior to joining Chordiant, Mr. Norman spent twelve years in the audit practice of KPMG Peat Marwick LLP, most recently as a Senior Manager. Mr. Norman holds a Bachelor of Science degree in Accounting from Humboldt State University. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants, and a member of the California State Society of Certified Public Accountants.

David M. Zuckerman, age 45, has served as our Vice President, General Counsel and Secretary since August 2008. He also serves as our Compliance Officer. From October 2007 to April 2008, Mr. Zuckerman served as Vice President and Associate General Counsel, and from November 2006 to October 2007 as Associate General Counsel, of BEA Systems, Inc., an enterprise infrastructure software company. BEA Systems was acquired by Oracle Corporation, an enterprise software company, in April 2008. From January 2006 to October 2006, he served as Managing Counsel at Oracle Corporation. From March 2004 to May 2005, he served as Senior Corporate Counsel, and from May 2005 to January 2006 as Director, Legal Affairs, of Siebel Systems, Inc., a customer relationship management company. Siebel Systems was acquired by Oracle Corporation in January 2006. From October 2002 to March 2004, he served as Group Manager, Business Development at Siebel Systems, and held several other positions at Siebel Systems commencing in January 2000. Mr. Zuckerman holds a Bachelor of Arts degree in Political Science from Vanderbilt University, a Juris Doctor from The University of Michigan Law School, and a Master in Business Administration from The Wharton School of the University of Pennsylvania.

Former Executive Officers

During the fiscal year, the following individuals also served as executive officers of the Company: Charles A. Altomare, former Vice President, Worldwide Engineering; David E. Cunningham, former Vice President, Worldwide Sales; and Frank J. Florence, former Vice President and Chief Marketing Officer.

Charles A. Altomare, age 58, served as Vice President, Worldwide Engineering from February 2008 until his resignation in October 2009. From April 2007 to February 2008, he served as Vice President, Engineering of Starview Technology, Inc., a privately-held provider of real-time process intelligence solutions for the semiconductor and electronics industries. From August 2002 to April 2006, he served as Vice President, Engineering – European Development Center of Business Objects, a provider of business intelligence solutions since acquired by SAP. Mr. Altomare holds a Bachelor of Arts degree in Psychology from Temple University.

David E. Cunningham, age 56, served as our Vice President, Worldwide Sales from November 2007 until his resignation in February 2009. From April 2007 to October 2007, Mr. Cunningham served as Vice President, Enterprise Software Sales for the Americas Verticals and Global Accounts, and from April 2006 to March 2007 as Vice President, Northeast Area Enterprise Sales, for Symantec Corporation, a security, storage and systems management solutions provider. From August 1998 to March 2006, Mr. Cunningham served in several sales positions at IBM Corporation, including Vice President, Global Competitive Sales, Sales and Distribution from April 2005 to March 2006, and Vice President, Open Infrastructure Offering and Competitive Sales, Systems Group from December 2003 to March 2005. Mr. Cunningham holds a Bachelor of Arts degree in Psychology from the Coe College and a Master of Business Administration from Drake University.

Frank J. Florence, age 56, served as our Vice President and Chief Marketing Officer from May 2006 until his resignation in November 2008. From January 2004 to April 2006, he served as Senior Vice President, Marketing and Corporate Development for Dorado Corporation, a solution provider for the mortgage industry. Mr. Florence holds a Bachelor of Arts degree and a Master of Business Administration from the University of Santa Clara, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 1, 2009 by (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Five Percent Stockholders:
Entities affiliated with Porter Orlin LLC(2)	3,129,600		10.31%
(as of September 30, 2009)
666 5th Avenue, 34th Floor
New York, NY 10103

Entities affiliated with Symphony Technology Group, LLC(3)	2,946,229		9.70%
(as of October 13, 2009)
2475 Hanover Street
Palo Alto, CA 94304

Entities affiliated with Citadel Investment Group, LLC(4)	2,414,030		7.95%
(as of September 30, 2009)
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Paradigm Capital Management, Inc.	2,008,800		6.62%
(as of September 30, 2009)
Nine Elk Street
Albany, New York 12207

Cumberland Associates LLC	1,880,946		6.20%
(as of September 30, 2009)
1114 Avenue of the Americas
New York, New York 10036

Entities affiliated with Barclays Global Investors, NA.(5)	1,737,278		5.72%
(as of December 31, 2008)
400 Howard Street
San Francisco, CA 94105

Directors, Nominees and Named Executive Officers:
Daniel A. Gaudreau	41,848	(6)	*
Charles E. Hoffman	72,848	(7)	*
William J. Raduchel	106,910	(8)	*
David R. Springett	106,848	(9)	*
Steven R. Springsteel	668,202	(10)	2.20%
Richard G. Stevens	64,764	(11)	*
Allen A.A. Swann	41,848	(12)	*
Charles A. Altomare	23,750	(13)	*
David E. Cunningham	0	(14)	*
Prashant K. Karnik	124,226	(15)	*
Peter S. Norman	166,307	(16)	*
David M. Zuckerman	44,603	(17)	*

All current executive officers and directors as a group (13 persons)	1,457,814	(18)	4.88%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Form 4 and Schedules 13D, 13F and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 30,361,270 shares outstanding on December 1, 2009, adjusted as required by rules promulgated by the SEC.
(2)	Porter Orlin LLC has shared voting and investment power with A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Friedland as to all of the shares listed above. The data regarding the stock ownership of Porter Orlin LLC is as of September 30, 2009 from the Schedule 13F/A filed by Porter Orlin LLC on November 16, 2009.
(3)	Consists of 2,602,991 shares of common stock owned directly by STG III, LP and 348,238 shares of common stock owned directly by STG III-A, LP. STG III GP, LP is the sole general partner of STG III, LP and STG III-A, LP and consequently has the power to vote or direct the voting, or dispose or direct the disposition of all of the shares. STG UGP, LLC is the sole general partner of STG III GP, LP and controls the voting or disposition of all of the shares. Dr. Romesh Wadhwani is the manager of STG UGP, LLC and either has sole authority and discretion to manage and conduct the affairs of STG UGP, LLC or has veto power over the management and conduct of STG UGP, LLC. STG UGP, LLC, STG III GP, LP, and Dr. Wadhwani each disclaim beneficial ownership of the shares held directly by STG III, LP and STG III-A, LP except to the extent of the pecuniary interest therein. The data regarding stock ownership described herein is as of October 13, 2009 based on a Form 4 filed by Dr. Wadhwani on October 14, 2009.
(4)	Citadel Investment Group, L.L.C. has shared voting and investment power, as to all of the shares beneficially owned as listed above, with Citadel Investment Group I, L.L.C., Citadel Investment Group II, L.L.C., Citadel Limited Partnership, Kenneth Griffin, Citadel Holdings I LP, Citadel Holdings II LP, Citadel Advisors LLC, Citadel Equity Fund Ltd. (“CEF”), Citadel Derivatives Group LLC (“CDG”), and Citadel Derivatives Trading Ltd. (“CDT”). Citadel Holdings Ltd., a Cayman Islands company (“CH”), is majority owned by Citadel Kensington Global Strategies Fund Ltd., a Bermuda company (“CKGSF”). CEF is a subsidiary of CH. CKGSF and CH do not have control over the voting or disposition of securities held by CEF. CDG is majority owned by Citadel Derivatives Group Investors, LLC, a Delaware limited liability company (“CDGI”). CDGI does not have control over the voting or disposition of securities held by CDG. CDT is majority owned by CLP Holdings LLC, a Delaware limited liability company (“CLPH”). CLPH does not have control over the voting or disposition of securities held by CDT. The data regarding the stock ownership of Citadel Investment Group, L.L.C is as of September 30, 2009 from the Schedule 13F filed by Citadel Investment Group, L.L.C on November 16, 2009.
(5)	Barclays Global Investors, NA has sole voting power with respect to 1,095,220 shares and sole investment power with respect to 1,205,156 shares; and Barclays Global Fund Advisors has sole voting and investment power with respect to 709,467 shares. The data regarding the stock ownership is as of December 31, 2008 from the Schedule 13G filed by Barclays Global Investors, NA on February 5, 2009.
(6)	Consists of 11,848 shares, 15,000 restricted stock awards (“RSAs”) to vest and be released, and 15,000 RSAs to be granted, within sixty (60) days of December 1, 2009.
(7)	Consists of 11,848 shares, 15,000 RSAs to vest and be released, 15,000 RSAs to be granted, and 31,000 shares issuable upon the exercise of outstanding options that are exercisable, within sixty (60) days of December 1, 2009.
(8)	Consists of 35,910 shares, 15,000 RSAs to vest and be released, 15,000 RSAs to be granted, and 41,000 shares issuable upon the exercise of outstanding options that are exercisable, within sixty (60) days of December 1, 2009.
(9)	Consists of 11,848 shares, 15,000 RSAs to vest and be released, 15,000 RSAs to be granted, and 65,000 shares issuable upon the exercise of outstanding options that are exercisable, within sixty (60) days of December 1, 2009.
(10)	Consists of 63,999 shares, 4,000 shares held by two of Mr. Springsteel’s children, and 600,203 shares issuable upon the exercise of outstanding options that are exercisable within sixty days of December 1, 2009.

(11)	Consists of 11,848 shares, 15,000 RSAs to vest and be released, 15,000 RSAs to be granted, and 22,916 shares issuable upon the exercise of outstanding options that are exercisable, within sixty (60) days of December 1, 2009.
(12)	Consists of 11,848 shares, 15,000 RSAs to vest and be released, and 15,000 RSAs to be granted, within sixty (60) days of December 1, 2009.
(13)	Consists of 23,750 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009.
(14)	Consists of 0 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009.
(15)	Consists of 30,000 shares, and 94,226 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009.
(16)	Consists of 33,334 shares, and 132,974 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009.
(17)	Consists of 16,666 shares, and 27,937 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009.
(18)	Consists of 243,148 shares, 90,000 RSAs to vest and be released, 90,000 RSAs to be granted, and 1,015,256 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009 held by our current directors and named executive officers, and 19,416 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2009 held by other executive officers.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Chordiant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Chordiant’s Compensation Committee is responsible for the Company’s compensation policies, plans and programs, including recommending executive officer and director compensation to the Board of Directors, and administering the Company’s equity plans. The Compensation Committee is composed entirely of independent directors under applicable Nasdaq, IRS and SEC rules. In fiscal year 2009, prior to January 29, 2009, William J. Raduchel served as the Chairman of the Compensation Committee, and Charles E. Hoffman and David R. Springett served as members of the Compensation Committee. Since January 29, 2009, Charles E. Hoffman has served as the Chairman of the Compensation Committee, and Daniel A. Gaudreau and Richard G. Stevens have served as members of the Compensation Committee.

This section discusses our compensation program in fiscal year 2009 for (i) Steven R. Springsteel, our Chairman, President and Chief Executive Officer (“CEO”); (ii) Peter S. Norman, our Senior Vice President and Chief Financial Officer (“CFO”); (iii) our three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of the last completed fiscal year, namely, Prashant K. (P.K.) Karnik, our Senior Vice President and General Manager, Worldwide Client Services, David M. Zuckerman, our Vice President, General Counsel and Secretary, and Charles A. Altomare, our former Vice President, Engineering, who resigned effective October 9, 2009; and (iv) one additional individual for whom disclosure would have been provided pursuant to subparagraph (iii) above but for the fact that he was not serving as an executive officer at the end of our last completed fiscal year, namely David E. Cunningham, our former Vice President, Worldwide Sales, who resigned effective February 13, 2009 (collectively, the individuals identified in subparagraphs (i), (ii), (iii) and (iv) above are referred to as “Named Executive Officers”).

Executive Summary

Fiscal Year 2009

Entering fiscal year 2009, we were in the beginning of a worldwide economic recession which ultimately created the most difficult business environment in decades, and made fiscal year 2009 a challenging year for us. In light of this economic environment, the Board, upon the recommendation of the Compensation Committee, took several actions related to our fiscal year 2009 executive compensation. These actions included freezing our executives’ base salaries, with exceptions in the case of two Named Executive Officers who were taking on significantly increased responsibilities within the Company. In addition, the Board reduced the payout for 100% achievement of the relevant financial metrics under the Company’s Fiscal Year 2009 Executive Incentive Bonus Plan to 80% (from 100% payout for such achievement in prior years), and eliminated the CEO’s discretion to award 10% of an executive’s target bonus for non-financial achievements, which was also in prior years’ plans. Further, in connection with the Board’s revisions to the Company’s standard change of control agreements, it eliminated the provision which obligated the Company to reimburse our executives (other than our CEO) for certain excise taxes.

Fiscal Year 2010 Update

In light of the continued difficult economic environment, and the Company’s performance in this environment, the Board, upon the recommendation of the Compensation Committee, and management, took a number of additional compensation-related actions for fiscal year 2010. These actions included revising our peer group, which continues to consist of technology companies primarily focused on software, to include only companies with revenues between $50 million and $200 million, which revenue levels and range are significantly smaller than we have historically utilized. Our CEO voluntarily agreed to reduce his base salary by 10%, and each of the other Named Executive Officers voluntarily agreed to reduce their base salaries by 7.5%. In addition, each of the Named Executive Officers voluntarily agreed to reduce their target bonuses. In light of the above reductions, the Board did reinstate 100% payout for 100% performance against goals under the Company’s Fiscal Year 2010 Executive Incentive Bonus Plan, but this is not likely to offset the compound effect of reduced base salaries and reduced target bonuses unless the Company overachieves against the goals in that plan. Further, the Company has suspended its 401(k) match for all employees, including our Named Executive Officers, effective January 1, 2010.

Compensation Objectives and Philosophy

Our executive compensation philosophy is to:

•	attract, retain, motivate and reward executives whose knowledge, skills and performance are critical to achieving strategic business objectives;

•	provide a direct, meaningful link between achievement of corporate goals and compensation; and

•	align our executives’ interests with those of our stockholders while effectively managing dilution.

Role of the Compensation Committee in Setting Executive Compensation

Pursuant to its charter, the Compensation Committee is responsible for evaluating the efficacy of the Company’s compensation strategy, reviewing, approving and certifying achievement of executive performance goals, establishing policies with respect to equity compensation, reviewing compensation practices and trends, and reviewing and recommending to the Board the salaries, cash bonuses and equity awards for our executive officers.

The process followed by the Compensation Committee in setting compensation for executives involves analyzing market pay practices, assessing our existing pay programs, reviewing the Company’s growth forecasts, and reviewing total compensation costs and potential stock dilution. To help achieve the goal of tying executive compensation to the performance of the Company, the Compensation Committee establishes the executive compensation program for the upcoming fiscal year at the same time as the Company’s overall operating plan is set.

In performing its duties, the Compensation Committee engages a compensation consultant and considers the following factors:

•	peer group data;

•	the performance of the Company in light of market conditions, relative to plan and among its peers;

•

for the CEO, his performance during the year, and for executives other than the CEO, the CEO’s compensation recommendations and assessment of results achieved, leadership demonstrated and challenges faced by the executive during the previous year;

•	each executive’s cash and equity compensation history;

•	internal pay relationships among executive officers;

•	the compensation that the Compensation Committee estimates would be required to hire a replacement for each executive;

•	the difficulty of the executive’s role;

•	the role certain forms of compensation play in encouraging certain behaviors from individual executives;

•	individual circumstances learned from negotiations with executive candidates; and

•	analysis and recommendations from the Compensation Committee’s independent compensation consultant;

The Compensation Committee considers recommendations from the CEO regarding executive compensation to be awarded or paid to executives other than himself, but the CEO does not participate in decisions regarding the amount of his own compensation. In making his recommendations, the CEO utilizes third party compensation surveys, such as the Radford Executive Survey, provided by our Human Resources department. This information is also made available to the Compensation Committee. The CEO may also utilize the peer group company data provided by the Compensation Committee’s independent compensation consultant as described below. The CEO utilizes this information as one factor in making his recommendations, e.g., to ensure that his recommendations are not vastly divergent from market practices. The CEO is free to engage, and has in the past engaged, a different compensation consultant to assist in his recommendations, at the Company’s expense. For fiscal year 2009, the CEO utilized J. Richard & Co. for this purpose. Our Chief Financial Officer, General Counsel, and Vice President, Human Resources typically participate in Compensation Committee meetings, providing information on our financial forecasts, legal issues associated with proposed compensation structures, and compensation practices at peer group companies, but they do not participate in any decisions with respect to the amount of their own compensation. Final decisions by the Committee are made in executive session, typically with only outside counsel and the Compensation Committee’s independent compensation consultant present, but they are reviewed afterwards with the CEO. The Compensation Committee makes recommendations to the Board regarding executive compensation, and the Board makes the final decisions.

Use of Compensation Consultants and Peer Group Company Data

In recent years, the Compensation Committee has engaged consultants with respect to executive compensation matters as one of the tools used in performing its duties. For fiscal year 2009, the Compensation Committee engaged Hewitt Associates (“Hewitt”) to review and evaluate our current compensation practices (including the competitiveness of our compensation practices in our industry, namely, software companies), and to provide data and analysis to assist the Compensation Committee in structuring our executive compensation program for fiscal year 2009. Hewitt was engaged by the Compensation Committee and does not perform any other services for the Company.

Specifically, in the fourth quarter of fiscal year 2008 and the first quarter of fiscal year 2009, Hewitt worked with the Compensation Committee to identify an appropriate peer group of companies. The Committee ultimately selected the following 19 publicly-traded companies: Actuate Corporation, Advent Software Ltd., Ariba, Inc., Borland Software Corporation, Concur Technologies, Inc., Epicor Software Corporation, Informatica Corporation, Intervoice Inc., Interwoven Inc., Magma Design Automation Inc., MSC Software Corporation, Omniture, Inc., QAD Inc., S1 Corporation, SPSS, Inc., SumTotal Systems, Inc., Taleo Corporation, Vignette Corporation and Websense Inc. These companies were selected because they were in the same industry, i.e., technology companies primarily focused on software, and had revenues between $100 million and $500 million, with the median revenue being approximately $215 million. The Committee determined that it was appropriate to maintain consistency with the revenue range from the prior year. The Company’s revenue at that time was near the bottom of that range. Several companies were added (i.e., Concur Technologies, Inc., Omniture, Inc., SumTotal Systems, Inc. and Taleo Corp.) or removed (i.e., Art Technology Group, Inc., Nuance Communications, Inc., Pegasystems Inc., Salesforce.com, inc., and TIBCO Software Inc.) from the peer group for the prior year, largely based on the size and scope of those companies. Hewitt then gathered market data about the base salaries, bonuses and equity compensation provided by these peer group companies, which assisted the Compensation Committee in reviewing the competitiveness of our executive officers’ compensation. The Compensation Committee believes that such market data is useful in establishing compensation programs that allow the Company to attract and retain senior management. Hewitt typically presents data showing the median and 75th percentile of the peer group. However, the Compensation Committee does not target any specific element of compensation, or total compensation, to a specific point or range in the peer group data. Rather, peer group data provides the Compensation Committee with one reference point as to whether the compensation levels the Compensation Committee selects for our executives, based on all of the factors noted in our philosophy above, are generally consistent with levels at peer group companies.

Executive Compensation Components

Our executive compensation program consists of the following principal components: base salary, non-equity incentive bonuses, one time or “spot” bonuses, long-term equity incentive compensation in the form of stock option awards and restricted stock unit awards, change of control benefits, certain perquisites, and benefit plans generally available to all employees. Each component of compensation is evaluated based on the factors discussed in each section below. Decisions regarding base salary necessarily affect the amount of bonus and severance executives are eligible to receive, as these amounts are based on a percentage of base salary. The Committee considers total direct compensation weighing all of these components as a subjective whole. However, individual compensation components serve multiple purposes, so decisions on any one component are not necessarily driven by the end result on total direct compensation.

Base Salary

The Compensation Committee recognizes that base salary is one of the basic compensation elements necessary to attract and retain talented executives and that base salary is the metric upon which bonus and severance compensation are based. With this in mind, the Compensation Committee sets base salaries for our executives primarily based on the scope of their responsibilities, salaries paid to other executives (internal pay relationships) and individual negotiations with executives when they are originally candidates for hire (which can reflect special circumstances related to the difficulty of recruiting for a specific position or an executive candidate’s salary at his or her prior company). The Compensation Committee also considers the base salary levels paid by peer companies for similar positions, so that our salary levels are competitive and help us achieve our goal of building and retaining an effective executive team. Because each of these factors used to set base salary can change from year to year, the Compensation Committee reviews base salaries annually and makes adjustments as reasonably necessary to allow salary to continue to serve its purposes as a recruiting or retention device and as the building block for other cash compensation.

With respect to base salary decisions for fiscal year 2009, the Compensation Committee reviewed the challenges the Company was likely to face in the upcoming fiscal year, particularly in light of the global economic turmoil at that time, the need to retain its executive team to meet those challenges, and peer group data. As a result of this review, in November 2008, the Compensation Committee recommended, and the Board approved, maintaining executive base salaries at the prior year’s levels, with the exception of the base salaries of Messrs. Norman and Karnik. The Committee increased the base salaries of Messrs. Norman and Karnik in part to compensate them for their recently expanded roles within the Company, to help retain them in light of the Company’s need for their expertise in the challenges the Committee anticipated the Company facing in the next year, and, in the case of Mr. Norman, to bring his salary closer to the median for his position. With this increase, Mr. Norman’s base salary was below the median of the peer group for his position. Mr. Karnik’s base salary was above the 75th percentile after the increase, although the sample of comparable positions was quite small. After considering similar factors with respect to the other Named Executive Officers, the Committee determined that no increases were necessary for the other Named Executive Officers. As such, the base salaries of the other Named Executive Officers remained above the median, but below or essentially at the 75th percentile, compared to the peer group for their positions.

Name	FY 2009 Base Salary	FY 2008 Base Salary
Steven R. Springsteel	$550,000	$550,000
Chairman, President and Chief Executive Officer

Peter S. Norman	$300,000	$280,000
Senior Vice President and Chief Financial Officer

Prashant K. Karnik	$288,750	$275,000
Senior Vice President and General Manager, Worldwide Client Services

David M. Zuckerman	$280,000	$280,000
Vice President, General Counsel and Secretary

David E. Cunningham	$300,000	$300,000
Former Vice President, Worldwide Sales

Charles A. Altomare	$260,000	$260,000
Former Vice President, Worldwide Engineering

Executive Bonus Compensation

The Company uses its cash-based Executive Incentive Bonus Plan and other cash-based bonus compensation to focus our executives on, and reward our executives for, achieving key corporate goals in the short term – generally a one-year performance period. The Compensation Committee sets target bonuses as a percentage of base salary, allowing compensation to be earned in excess of such target amounts for exceptional performance, subject to a cap described below. In setting target bonus levels, the Compensation Committee considers, in any given year, the historic levels of bonus targets (including levels set during negotiations with executive candidates), the overall cash compensation target for the executive (which takes into account internal pay relationships), the role a specific executive is expected to play in the upcoming year in meeting the Company’s business objectives, and the challenges faced in that role. The Compensation Committee also considers bonuses paid by peer companies for similar positions, so that our target bonus amounts are competitive and help us achieve our goal of building and retaining an effective executive team.

2009 Executive Incentive Bonus Plans

As noted above, the Company uses its compensation program in part to align executives to focus on achieving goals that are necessary for sustained Company performance. Therefore, in establishing performance goals under the Company’s bonus plans, the Compensation Committee starts from the operating plan developed by management and approved by the Board for the upcoming fiscal year.

In November 2008, in connection with the approval of our fiscal year 2009 operating plan, the Compensation Committee recommended, and the Board approved, the adoption of the Chordiant Software, Inc. Fiscal Year 2009 Executive Incentive Bonus Plan (the “2009 Executive Plan”), and the related (i) Chordiant Software, Inc. Fiscal Year 2009 Vice President Services Incentive Bonus Plan described below (the “2009 VP Services Plan”), (ii) Chordiant Software, Inc. Fiscal Year 2009 General Counsel Incentive Bonus Plan described below (the “2009 GC Plan”), and (iii) Chordiant Software, Inc. Fiscal Year 2009 Vice President Worldwide Sales Incentive Bonus Plan described below (the “2009 VP Sales Plan”). The 2009 Executive Plan rewards the achievement of certain financial goals which we believe are key indicators of the success of our business, specifically, the achievement of revenue and profitability. The related plans pay out based on achievement under the 2009 Executive Plan and also reward achievement of certain goals that are unique to the positions held by the eligible executive.

Messrs. Springsteel’s, Norman’s and Altomare’s 2009 bonuses were determined solely pursuant to the 2009 Executive Plan, as the Committee determined that the Company’s overall revenue and profitability were appropriate measures of performance given their roles at the Company. Mr. Karnik’s 2009 bonus was determined pursuant to the 2009 VP Services Plan, which weights 50% of the bonus against the 2009 Executive Plan and 50% against unique goals described below. Mr. Zuckerman’s 2009 bonus was determined pursuant to the 2009 GC Plan, which weights 75% of the bonus against the 2009 Executive Plan and 25% against unique goals described below. Mr. Cunningham’s 2009 bonus was determined pursuant to the 2009 VP Sales Plan, which weights 25% of the bonus against the 2009 Executive Plan and 75% against unique goals described below. The basis for these allocations is described below.

With respect to bonus target decisions for fiscal year 2009, the Compensation Committee reviewed the executives’ bonus targets for 2008, the challenges the Company was likely to face in the upcoming fiscal year, particularly in light of the global economic turmoil at that time, and the role of each executive in meeting the Company’s business objectives. The Committee also considered the need to retain the executive team to meet these objectives, and therefore the Committee took into account internal pay relationships and peer data. As a result of this review, the Compensation Committee recommended to the Board, and the Board approved, maintaining the executives’ bonus targets at the prior year’s levels. Accordingly, Mr. Springsteel’s bonus target was maintained at 100% of his base salary, Messrs. Norman’s and Karnik’s at 60% of their base salaries, Messrs. Zuckerman’s and Altomare’s at 50% of their base salaries, and Mr. Cunningham’s at 83.33% of his base salary. The bonus targets for our executives fall at or between the median and 75th percentile compared to the peer group for their positions.

As noted above, in selecting the financial goals for the 2009 Executive Plan, the Compensation Committee and Board of Directors felt the best way to maximize value for stockholders was to motivate our executive officers to focus on revenue and profitability, consistent with the goals the Board adopted for our fiscal year 2009 operating plan. Consequently the bonuses payable under the 2009 Executive Plan were based on the Company’s revenue performance relative to our 2009 internal operating plan, calculated and paid quarterly. The revenue goal was calculated as the revenue recognized under Generally Accepted Accounting Principles (“GAAP”) on the Company’s quarterly financial statements, and this goal determined the amount of the payout (as described below). The profitability goal was a binary determination – it had to be reached to earn the amount determined using revenue achieved – and it required that the Company be profitable on a non-GAAP operating basis in the third and fourth quarters of fiscal year 2009, and that the Company’s non-GAAP operating profit/loss in the first and second quarters of fiscal year 2009 was not below the non-GAAP losses set forth in the Company’s internal operating plan for those quarters.

The payout of executive bonuses under the 2009 Executive Plan were determined using the chart set forth below. In order to further motivate our executives to exceed the operating plan, the Compensation Committee structured the 2009 Executive Plan such that for 100% achievement of the revenue goal, executives would receive only 80% of their target bonuses (compared to 100% of their target bonuses for such achievement in the prior year), and would receive 100% of their target bonuses only upon 120% achievement of the revenue goal (compared to 200% of their target bonuses for such achievement in the prior year). Further, regardless of Company revenue performance, bonus payments were capped at 300% of the executives’ target bonuses. Finally, prior years’ executive bonus plans provided that 10% of the target bonus for each executive (other than the CEO) was to be awarded by the CEO in his sole discretion to reward the executive for contributions to the Company in addition to those measured by the financial metrics in the plans, and for retentive purposes. The Compensation Committee eliminated this discretionary element in the 2009 Executive Plan in order to maintain sole focus on financial performance.

Revenue Component – 100% weighting

Target of $101,868,000 (Actual Achievement of $77,462,000)

Performance against goal*	Payout*
under 80%	0%
80%	60%
100%	80%
120%	100%
160%	300%**

*	Payments to be extrapolated linearly for performance between specified targets
**	Maximum

Profitability Requirements

Non-GAAP Operating Profit (Loss) Goal

	Quarter	Year-to-Date	Achieved Goal
Q1	($330,000)	($330,000)	Yes
Q2	($889,000)	($1,220,000)	Yes
Q3	Profitable	Profitable	Yes
Q4	Profitable	Profitable	No

Based upon partial achievement of the revenue goals, and achievement of the profitability goals, under the 2009 Executive Plan in the first, second and third quarters of the fiscal year, Messrs. Springsteel, Norman and Altomare earned and were paid bonuses for fiscal year 2009 aggregating $258,420, $84,575, and $61,081, respectively. These individuals did not earn bonuses in the fourth quarter because the revenue and profitability goals were not met.

Fiscal Year 2009 Vice President Services Incentive Bonus Plan

In November 2008, in connection with the adoption of the 2009 Executive Plan, the Compensation Committee recommended, and the Board approved, the 2009 VP Services Plan for Mr. Karnik, which weighted 50% of his bonus against the 2009 Executive Plan and 50% against unique goals. As noted above, Mr. Karnik’s total bonus target was 60% of his base salary, with a maximum payout of 300% of his target bonus. The unique goal for the 2009 VP Services Plan was the actual worldwide cumulative professional services directly controllable contribution margin percentage (“PS Margin”), calculated as a function of Company performance relative to the Company’s PS Margin target of 17.99%. The Compensation Committee determined that it was in the best interests of the Company to tie 50% of Mr. Karnik’s bonus target to the profitability of the professional services organization for which he is responsible, and that PS Margin was an appropriate measure of such profitability. For purposes of calculating the PS Margin, the Company used the results calculated by its financial system of record for the applicable quarter adjusted by (i) reversing all travel and expense reimbursement revenue and related travel and expense reimbursement costs, and (ii) reversing all corporate allocations for centralized service charges. No bonus is earned for achievement of 100% or less of the PS Margin goal, thereby requiring 100% performance by Mr. Karnik to earn any part of this portion of his bonus. If the Company achieved greater than 100% of its PS Margin goal but less than 120% of its PS Margin goal, an additional 5% of Mr. Karnik’s target bonus would qualify for payment for each 1% above 100% of the PS Margin goal to 120% of the PS Margin goal. From 120% of the PS Margin goal to 130% of the PS Margin goal, an additional 10% of Mr. Karnik’s target bonus would qualify for payment for each 1% above 120% of the PS Margin goal to 130% of the PS Margin goal until the maximum payout of 300% was reached. In light of the challenging economic environment and customers’ demands for free professional services, the Board agreed, commencing in the second quarter of fiscal year 2009, to provide revenue credit under the 2009 VP Services Plan for free professional services provided by the Company and approved by the CEO, in an amount equal to the Company’s cost of such professional services plus 10%. Using these criteria, actual PS Margin for fiscal year 2009 was 6%, resulting in 36% attainment of the PS Margin goal. Accordingly, Mr. Karnik did not earn any bonus for PS Margin. However, based upon partial achievement of the goals under the 2009 Executive Plan portion of his 2009 VP Services Plan, Mr. Karnik earned bonuses totaling $40,701 for fiscal year 2009.

Fiscal Year 2009 General Counsel Incentive Bonus Plan

In November 2008, in connection with the adoption of the 2009 Executive Plan, the Compensation Committee recommended, and the Board approved, the 2009 GC Plan for Mr. Zuckerman, which weighted 75% of his bonus against the 2009 Executive Plan and 25% against unique goals. As noted above, Mr. Zuckerman’s total target bonus was 50% of his base salary, with a maximum bonus payout of 300% of his target bonus. The unique goals for the 2009 GC Plan were qualitative, based on his performance in his capacity as the Company’s Chief Compliance Officer reporting to the Board, responsible for monitoring the Company’s compliance with applicable laws and the policies adopted by the Board. Given the sensitive nature of this role, and the difficulty in objectively measuring success in this role, the Compensation Committee felt that allocating 25% of Mr. Zuckerman’s target bonus to the unique terms of the 2009 GC Plan, to be determined annually at the end of the fiscal year, was appropriate. In fiscal year 2009, based on his performance in this capacity, Mr. Zuckerman earned 100% of the qualitative portion of the 2009 GC Bonus Plan. Based upon partial achievement of the goals under the 2009 GC Plan, including the revenue and profitability metrics under the 2009 Executive Plan, Mr. Zuckerman earned bonuses totaling $84,335 for fiscal year 2009.

Fiscal Year 2009 Vice President Worldwide Sales Bonus Plan

In November 2008, in connection with the adoption of the 2009 Executive Plan, the Compensation Committee recommended, and the Board approved, the 2009 VP Sales Plan for Mr. Cunningham, which weighted 25% of his bonus against the 2009 Executive Plan and 75% against unique goals. As noted above, Mr. Cunningham’s total target bonus was 83.33% of his base salary, with a maximum bonus payment of 300% of his target bonus under the 2009 Executive Plan. The unique goals for the 2009 VP Sales Plan were based on bookings (specifically, new license bookings including first year maintenance). The Compensation Committee believed that it was appropriate to tie 75% of Mr. Cunningham’s bonus to bookings, given the importance of bookings to the Company’s achievement of revenue and profitability, and given his role as the executive officer most directly responsible for driving bookings. Specifically, under the 2009 VP Sales Plan, Mr. Cunningham was entitled to receive variable commission on bookings based on the achievement of his total bookings quota for fiscal year 2009 and any bookings above the quota. His bookings target for the fiscal year was $44,592,000. His commission was 0.42048% of all bookings up to 100% of the quota, 0.63072% of all bookings between 100% and 120% of the quota, and 0.98111% of all bookings above 120% of the quota. Actual bookings were calculated based on payment commitments from customers under contracts signed in the period. 50% of the quota credit and commission would be deemed earned at the time of the booking, and 50% of the quota credit and commission would be deemed earned upon actual payment by the customer. Mr. Cunningham resigned from the Company effective February 13, 2009. Under the terms of his separation agreement (described below in the section entitled “Severance and Change of Control Benefits”), Mr. Cunningham was entitled to earn bonuses and commissions as if he was employed through March 31, 2009 to take into account transactions on which he worked prior to his resignation and which ultimately closed in that quarter. During fiscal year 2009, Mr. Cunningham achieved 15% of his unique goals. Based upon partial achievement of the goals under the 2009 VP Sales Plan prior to his resignation, including the revenue and profitability metrics under the 2009 Executive Plan, and taking into account the separation agreement terms, Mr. Cunningham earned bonuses and commissions totaling $49,700 for fiscal year 2009.

Spot Bonuses

From time to time, the Compensation Committee will recommend that the Board provide a one-time or “spot” bonus to one or more executive officers in recognition of a specific accomplishment or an extraordinary level of performance. No such bonuses were recommended for fiscal year 2009. However, as disclosed in last year’s Proxy Statement, in November 2008, the Compensation Committee recommended, and the Board approved, an additional bonus for Mr. Springsteel for the prior fiscal year (fiscal year 2008) in the amount of $100,000 for performance and retentive purposes pursuant to its discretionary authority under the Chordiant Software, Inc. Fiscal Year 2008 Executive Incentive Bonus Plan (the “2008 Executive Plan”). Similarly, the Board approved an additional bonus for Mr. Norman for fiscal year 2008 in the amount of $67,200, which was equivalent to 40% of his target bonus under the 2008 Executive Plan, for performance and retentive purposes pursuant to its discretionary authority under that plan. Finally, the Board approved an additional bonus for Mr. Karnik for fiscal year 2008 in the amount of $33,000, which was equivalent to 40% of his target bonus under the Chordiant Software, Inc. Fiscal Year 2008 Vice President Services Incentive Bonus Plan, for performance and retentive purposes pursuant to its discretionary authority under that plan. These bonuses were subject to the executives’ continued employment as of the scheduled payment dates in fiscal year 2009, and were paid out in four equal installments, on December 1, 2008, December 31, 2008, March 31, 2009 and June 30, 2009.

Equity Compensation

We believe that long-term Company performance is achieved in part through an ownership culture that aligns the interests of our executive officers with those of our stockholders through the use of stock-based awards. As a result, equity awards, specifically stock options and restricted stock units, represent a significant portion of the executives’ potential long-term compensation. The Compensation Committee reviews the overall dilution to stockholders that may result from any annual grants to executive officers, but does not apply any specific formulas or benchmarks. In evaluating the compensatory element of stock options and restricted stock units, the Compensation Committee is guided by the accounting values of the potential awards, as measured by Statement of Financial Accounting Standards No. 123 (R) (“FAS 123R”).

Stock Options

Stock options give the executives the right to purchase at a preset price (100% of the fair market value of our stock when the option is granted) a specific number of shares of our stock at future dates, and the executives can exercise this right as the options vest (i.e., become exercisable) during the life of the option (generally ten years). The value of any stock option awards we make to our executive officers will be driven by our sustained performance over time. We also use stock options as a means to promote the long-term retention of our key executives by imposing time-based vesting conditions on all stock option awards – with vesting generally occurring over a period of four years.

Restricted Stock Units

Restricted stock units give the executives the right to receive a specific number of shares of our stock at future dates, as the restricted stock units vest. The value of any restricted stock units we grant to our executive officers will be driven in part by our sustained performance over time. We also use restricted stock units as a means to promote the long-term retention of our key executives by imposing time-based vesting conditions on all such awards. Specifically, the restricted stock units granted in fiscal year 2009 vest one-third on the first annual anniversary of the grant date and one-third on each subsequent annual anniversary of the grant date for the following two years. As an additional measure to promote the long-term retention of our key executives, the restricted stock units granted in fiscal year 2009 are subject to a two-year holding period after they vest, which period will expire early only in the event of the death or disability of the executive, or a change of control of the Company.

Timing of Equity Grants

We have a policy of generally granting stock options or restricted stock units on preset dates. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. Because we believe equity awards are an important part of our compensation program, we grant them on an annual basis to key employees (other than newly hired employees), including our executive officers. For the annual grant to officers, the Compensation Committee recommends, and the Board approves, annual grants in advance of the third trading day after the announcement of our fiscal year-end earnings report. The equity awards are granted on the third trading day after the announcement of our fiscal year-end earnings report, and, in the case of stock options, priced at 100% of the fair market value of our common stock on that grant date. Annual grants to other employees are typically granted at the same time and priced using the same criteria. We generally follow the same grant practice for new hire grants to executives, although such grants may take place on the third trading day after the release of the first quarterly financial results following their hire date. We implemented this policy in an effort to issue our annual grants to officers during the time when potential material information regarding our financial performance is most likely to be available to the market.

Size and Terms of Equity Grants

The size and terms of the initial stock option or restricted stock unit grant made to each executive officer upon joining the Company are primarily based on historical awards granted to past executives who held similar positions, the size of award necessary to attract qualified candidates in a competitive labor market (determined in part by reference to peer data), and individual negotiations with qualified candidates. In addition, the Compensation Committee considers the equity interests of other executives in comparable positions within the Company in an effort to maintain internal pay relationships.

We determine the size and terms of annual awards based on our executive officers’ ability to impact our results that drive stockholder value, their organization level and their potential to take on roles of increasing responsibility. In addition, in recommending annual grants for officers, the Compensation Committee considers the need to retain qualified candidates through equity awards (determined in part by reference to equity awards granted by peer companies, as disclosed in the surveys discussed above).

2007-2009 Performance Share Unit Program

In October 2007, the Board of Directors adopted the 2008-2009 Performance Share Unit Program (the “PSUP”) to focus executives on achieving specific performance targets, reinforce a team focus, provide significant award potential for achieving outstanding performance, and enhance the ability of the Company to attract and retain highly talented and competent individuals. The PSUP provided for the grant of restricted stock units with the size of the award earned (as compared to the target award granted) based on the financial performance of the Company over the two-year period constituting the Company’s fiscal years 2008 and 2009 (the “Performance Period”), and with time-based vesting for that actual award occurring during the entire Performance Period.

The PSUP award was granted at the level that could be earned based on maximum performance. Up to 50% of the target level of the restricted stock unit award would be earned based on achievement of cumulative non-GAAP revenue goals for the Performance Period established by the Board and up to 50% of the target level of the restricted stock unit award would be earned based on achievement of cumulative operating income for the Performance Period established by the Board. Subject to the other conditions of the PSUP, 66.67% of the restricted stock units would be earned at target performance levels and up to the full amount of the RSU grant would be earned at maximum performance levels.

To promote share ownership by our executives, the PSUP contained a holding period requirement, such that each executive must not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes, and shares withheld or sold to cover taxes) any of the shares issued under the PSUP until the earlier of (1) the fourth anniversary of the date of grant of the restricted stock unit, (2) a change in control of the Company, (3) the certification by the Board that the designated participant is suffering an unforeseeable emergency, or (4) the termination of the designated participant’s continuous service with the Company as a result of an involuntary termination or as a result of the designated participant’s death or disability.

The Performance Period expired as of the end of fiscal year 2009, and the performance goals under the PSUP were not achieved. Accordingly, the restricted stock units granted pursuant to the PSUP expired unvested, and no shares of common stock were issued under the PSUP. The PSUP performance goals and the Company’s actual achievement are set forth below:

Cumulative Revenue

Up to 50% of the Maximum Award will be earned based on achievement of cumulative revenue (such 50%, the “Maximum Revenue Award”), as follows:

Performance Level	Cumulative Revenue	% of Maximum Revenue Award Earned	With Respect to this 50% of the Award:
Threshold	$280,000,000	0%
Target	$320,000,000	66.67%	“Target Award”
Maximum	$400,000,000	100%	“Maximum Award”

Actual cumulative revenue was $190,426,000.

Cumulative Operating Income

Up to 50% of the Maximum Award will be earned based on achievement of cumulative operating income (such 50%, the “Maximum OI Award”), subject to certain reductions. In order to earn any part of the Maximum OI Award, the Company must achieve cumulative operating income of at least $45,000,000 (the “Funding Gate”). If the Funding Gate is not met, no part of the Maximum OI Award will be earned. If the Funding Gate is met, the Maximum OI Award will be earned, subject to certain reductions, as follows:

Performance Level	Cumulative Non-GAAP Operating Profit	% of Maximum OI Award Earned	With Respect to this 50% of the Award:
Threshold	$50,000,000	0%
Target	$60,000,000	66.67%	“Target Award”
Maximum	$80,000,000	100%	“Maximum Award”

Actual cumulative operating income was $3,107,000.

Fiscal Year 2009 Equity Grants

In November 2008, upon the recommendation of the Compensation Committee, the Board of Directors of the Company granted restricted stock units to the Named Executive Officers as set forth below. In connection with its review of the value of the executives’ outstanding equity awards, which were largely underwater, and in light of the fact that the executives were unlikely to realize any value from the PSUP at the end of the Performance Period, the Compensation Committee determined that the executives’ outstanding equity awards had limited retentive value. In determining the appropriate form and amount of fiscal year 2009 equity grants in order to forward the goals of retaining and motivating our executives, linking their compensation to corporate performance, and aligning their interests with those of our shareholders, the Compensation Committee took into account a number of factors, including the aforementioned value of outstanding equity awards, the available share pool, burn rate guidelines, internal compensation relationships among executives, the number of shares granted to the executives in prior years, the FAS 123R expense of potential awards, and competitive market data. The Compensation Committee also noted that the Company historically granted primarily stock options (as compared to some of our peers who rely in greater measure on full value awards), and that options have a lower value than full-value awards due to the need to pay the exercise price. As a result, the Compensation Committee determined that the granting of restricted stock units rather than stock options, and the size of the awards noted below, were appropriate. In addition, the Compensation Committee determined that the vesting of the awards, one-third annually over three years, was consistent with market trends. The grant date of the awards was the third trading day after the announcement of our fiscal year 2008 earnings report. In addition, in order to incentivize executives to take a long-term view, the Compensation Committee structured the awards such that they were subject to a two-year holding period post-vesting. Further, in connection with the change of control discussion below, the awards provided for 100% accelerated vesting in the event of a change of control.

Also in November 2008, upon the recommendation of Compensation Committee, the Board granted Mr. Zuckerman a stock option to purchase 75,000 shares of the Company’s common stock. This was Mr. Zuckerman’s new hire grant, and the amount was determined after a review of market data and individual negotiation. The stock option vests 25% on the first anniversary of his hire date and monthly thereafter for the following three years. The grant date was the third trading day after the announcement of our fiscal year 2008 earnings report, and the exercise price was 100% of the fair market value of our common stock on the grant date. The stock option has a 10-year term.

Name	Number of Stock Options		Number of Restricted Stock Units(1)
Steven R. Springsteel	—		180,000
Chairman, President and Chief Executive Officer

Peter S. Norman	—		100,000
Senior Vice President and Chief Financial Officer

Prashant K. Karnik	—		90,000
Senior Vice President and General Manager, Worldwide Client Services

David M. Zuckerman	75,000	(2)	50,000
Vice President, General Counsel and Secretary

David E. Cunningham	—		50,000
Former Vice President, Worldwide Sales

Charles A. Altomare	—		50,000
Former Vice President, Worldwide Engineering

(1)	Vests one-third on the first annual anniversary of the grant date, and one-third on each subsequent annual anniversary of the grant date for the following two years, subject to a two-year holding period post-vesting, and 100% accelerated vesting in the event of a change of control.
(2)	Represents Mr. Zuckerman’s new hire grant, and vests 25% on the first annual anniversary of his hire date (August 11, 2008) and 1/48 on each subsequent monthly anniversary of his hire date for the following thirty-six months.

Severance and Change of Control Benefits

The Compensation Committee believes that change of control benefits, if structured appropriately, help attract qualified executive candidates to work at the Company, minimize the distraction caused by a potential transaction, serve as a reward for completing a strategic transaction that is in the best interest of the Company’s shareholders, and reduce the risk that key talent will leave the Company before a transaction closes.

As a result of the negotiations with Mr. Springsteel at the time of his hire, and in light of the challenges faced by the Company at that time and the talents Mr. Springsteel could bring to the Company, we entered into an employment agreement with Mr. Springsteel in January 2006 that provided that he will be entitled to certain cash payments and acceleration of vesting upon his termination without cause or resignation for good reason, independent of a change of control, as well as certain acceleration of vesting upon the consummation of a change of control, even if his employment continues thereafter with the acquiring or successor entity.

Similarly, the Company previously maintained change of control agreements with Messrs. Norman and Karnik that provided for certain severance benefits in the event of termination without cause or resignation for good reason in connection with a change of control. These benefits included payments of base salary and annual bonus, payment of continued health insurance premiums, payment of a lump sum amount for life insurance coverage, and acceleration of vesting of certain outstanding stock awards. In November 2008, we amended our standard change of control agreement and entered into them with our executive officers and other key employees to clarify the manner by which those agreements are exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes additional taxes on certain types of deferred compensation, to increase certain payments and benefits, and, except with respect to Mr. Springsteel, to eliminate the provision which obligated the Company to reimburse our executives for certain excise taxes. Mr. Springsteel also entered into such a change of control agreement, which consolidates the substantive severance and change of control terms of his employment agreement (and supersedes and replaces such terms) and the amendments noted above. Further information about the terms of these agreements is provided under “Severance and Change of Control Arrangements” below.

Other Compensation and Benefits

Personal Benefits. In fiscal year 2009, we offered our executive officers certain personal benefits, or perquisites, that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders. These personal benefits help us attract and retain the best talent and keep our executive compensation program competitive at a minimal cost to us. The benefits that are offered are as follows:

•	Executive physical as prescribed by the attending physician and estimated to be approximately $2,000 per person per year;

•	Tax advice and/or financial planning assistance up to $1,000 per person per year; and

•	A life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary with the premium paid by the Company.

General Benefits. We believe that we must offer a competitive benefits program to attract and retain key executives. We provide benefits to our executives on substantially the same terms as are available to our other employees, including health insurance, disability insurance, vision and dental plans.

Pension Benefits or Supplemental Retirement Benefits. We do not provide any pension or retirement benefits to our executive officers other than our broad based employee 401(k) plan. We offer our executives a Company matching contribution under the 401(k) plan on the same terms as offered to our other employees. However, the Company has suspended its 401(k) match for all employees, including our executives, effective January 1, 2010.

Paid Time Off. Executive officers are allowed to take paid time off as their schedules permit without restriction. Because executive officers do not accrue paid time off, they are not entitled to payment for unused time off when they leave the employment of the Company.

Accounting and Tax Considerations

Our Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain of our executives in excess of $1 million non-deductible by the Company. While the Compensation Committee considers Section 162(m) in making its compensation decisions, the deductibility of compensation under Section 162(m) is not a dispositive factor in the Compensation Committee’s decision-making process because it has limited applicability given our compensation levels and the Committee believe the benefits thereof outweigh the requirements of Section 162(m). The Compensation Committee will monitor the level of compensation paid to our executive officers and may act in response to the provisions of Section 162(m). We have also structured our executive compensation program with the intention that it comply with or be exempt from Section 409A of the Code, which imposes additional taxes on our executive officers for certain types of deferred compensation that are not in compliance with or exempt from Section 409A. In November 2008, we amended our change of control agreements with our executives to clarify the manner by which those agreements are exempt from the application of Section 409A.

Accounting and tax considerations play an important role in the design of our executive compensation program. Accounting rules such as FAS 123R require us to expense the estimated fair market value of our stock option and restricted stock unit grants, which reduces the amount of our reported profits. As noted above, the Compensation Committee uses these values in setting the size of executive equity awards. In addition, we monitor the overall accounting cost of our equity compensation programs in making decisions under our general employee equity compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

Charles E. Hoffman (Chairman)

Daniel A. Gaudreau

Richard G. Stevens

The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table shows for the each fiscal year ended September 30 compensation awarded to or paid to, or earned by, the Company’s Named Executive Officers.

Summary Compensation Table for Fiscal Years 2009, 2008, and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Option Awards ($)(1)	Restricted Stock Unit Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Steven R. Springsteel	2009	550,000	100,000	(2)	779,476	117,843	258,420	(3)	12,062	(4)	1,817,801
President and Chief Executive Officer	2008	550,000	—		776,515	—	183,440	(5)	11,608	(6)	1,521,563
	2007	495,000	10,000	(7)	668,907	—	525,167	(8)	8,538	(9)	1,707,612

Peter S. Norman	2009	300,000	67,200	(10)	138,201	65,470	84,575	(11)	9,632	(12)	665,078
Senior Vice President and Chief Financial Officer	2008	280,000	50,000	(13)	140,311	—	101,087	(14)	10,085	(15)	581,483
	2007	241,667	55,000	(16)	112,638	—	189,315	(17)	5,995	(18)	604,615

Prashant K. Karnik	2009	288,750	33,000	(19)	157,855	58,922	40,701	(20)	6,175	(21)	585,403
Senior Vice President and General Manager, Worldwide Client Services	2008	275,000	—		156,820	—	161,016	(22)	8,389	(23)	601,225
	2007	250,000	5,000	(24)	139,870	—	247,921	(25)	4,273	(26)	647,064

David Zuckerman	2009	280,000	—		21,856	32,735	84,335	(27)	8,591	(28)	427,517
Vice President, General Counsel and Secretary	2008	—	—		—	—	—		—		—
	2007	—	—		—	—	—		—		—

David E. Cunningham	2009	262,500	—		76,039	32,735	49,700	(29)	13,921	(30)	434,895
Former Vice President, Worldwide Sales	2008	272,885	—		68,487	—	79,873	(31)	4,041	(32)	425,286
	2007	—	—		—	—	—		—		—

Chuck Altomare	2009	260,000	—		29,897	32,735	61,081	(33)	9,007	(34)	392,720
Former Vice President, Worldwide Engineering	2008	—	—		—	—	—		—		—
	2007	—	—		—	—	—		—		—

(1)	The dollar amount in these columns represent the compensation cost for the year ended September 30, 2009 of stock options and restricted stock unit awards granted in and prior to 2009. These amounts have been calculated in accordance with SFAS 123R, and for stock options, ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in note 12 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009.
(2)	Special cash bonus for outstanding performance during the 2008 fiscal year and as a retentive tool.
(3)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 Executive Incentive Bonus Plan.
(4)	Includes $7,750 paid in 401(k) matching contributions, $1,566 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary, $733 for home internet access, $450 for airline club memberships, and $1,564 for the cost of an executive physical.
(5)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2008 Executive Incentive Bonus Plan.
(6)	Includes $6,125 paid in 401(k) matching contributions, $1,866 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary, $783 for home internet access, $350 for airline club memberships, and $2,484 for spousal air travel to our annual sales achievers event.
(7)	Includes a $10,000 spot bonus described under “Executive Compensation Components and Actions” in the fiscal year 2007 proxy statement.
(8)	Includes all of the non-equity plan compensation earned under the Company’s 2007 Executive Bonus Plan, but does not include $178,147 paid to Mr. Springsteel in February 2007 under the Company’s 2006 Executive Bonus Plan.
(9)	Includes $3,875 paid in 401(k) matching contributions, $2,167 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary, $722 for home internet access, and $1,774 for the cost of an executive physical.

(10)	Special cash bonus for outstanding performance during the 2008 fiscal year and as a retentive tool.
(11)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 Executive Incentive Bonus Plan.
(12)	Includes $7,750 paid in 401(k) matching contributions, $1,223 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary, $500 for an airline club membership and $159 for a CLEAR membership.
(13)	Includes a $50,000 spot bonus described under “Executive Compensation Components and Actions” in the fiscal year 2007 proxy statement.
(14)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2008 Executive Incentive Bonus Plan.
(15)	Includes $5,865 paid in 401(k) matching contributions, $1,223 in premiums on a life insurance policy payable in the amount of $500,000 to the executive’s designated beneficiary, $1,928 for an executive physical, $350 for airline club memberships, and $719 for spousal air travel to our annual sales achievers event.
(16)	Includes a $50,000 cash bonus approved by the Compensation Committee on February 16, 2007 and a $5,000 spot bonus, each as described under “Executive Compensation Components and Actions” in the fiscal year 2007 proxy statement.
(17)	Includes all of the non-equity plan compensation earned under the Company’s 2007 Executive Bonus Plan, but does not include the $61,528 bonus paid to Mr. Norman in February 2007 under the Company’s 2006 Executive Bonus Plan.
(18)	Includes $4,135 paid in 401(k) matching contributions, $500 for airline club memberships, $137 for home office supplies, and $1,223 in premiums on a life insurance policy payable in the amount of $500,000 to the executive’s designated beneficiary.
(19)	Special cash bonus for outstanding performance during the 2008 fiscal year and as a retentive tool.
(20)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 Vice President Services Incentive Bonus Plan.
(21)	Includes $4,737 paid in 401(k) matching contributions, $438 for home internet access, and $1,000 for tax preparation.
(22)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2008 Vice President Services Incentive Bonus Plan.
(23)	Includes $6,263 paid in 401(k) matching contributions, $418 for home internet access, $1,000 for tax preparation fees, and $708 for spousal air travel to our annual sales achievers event.
(24)	Includes a $5,000 spot bonus described under “Executive Compensation Components and Actions” in the fiscal year 2007 proxy statement.
(25)	Includes all of the non-equity plan compensation earned under the Company’s 2007 Executive Plan, but does not include the $17,082 bonus paid to Mr. Karnik in February 2007 under the Company’s 2006 Executive Bonus Plan.
(26)	Includes $3,422 paid in 401(k) matching contributions and $851 paid for home office expenses.
(27)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 General Counsel Incentive Bonus Plan.
(28)	Includes $8,050 paid in 401(k) matching contributions, and $541 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary.
(29)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 Vice President Worldwide Sales Incentive Bonus Plan and Mr. Cunningham’s separation agreement, which provided that he was entitled to receive bonuses and commissions as if he was employed through March 31, 2009.
(30)	Includes $2,842 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary, and $11,080 for COBRA premiums in connection with Mr. Cunningham’s separation agreement.
(31)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2008 Vice President Worldwide Sales Bonus Plan. To the extent that plan deems a portion of the bonus to be ‘earned’ upon actual payment by the customer, we have included such portion of the bonus as if payment has been made.
(32)	Includes $1,948 paid in 401(k) matching contributions and $2,093 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary.
(33)	Earned in the fiscal year pursuant to the Company’s Fiscal Year 2009 Executive Incentive Bonus Plan.
(34)	Includes $7,023 paid in 401(k) matching contributions, and $1,984 for the cost of an executive physical.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended September 30, 2009, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal Year 2009

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Option Awards
Name	Threshold ($)	Target ($)	Maximum ($)		Grant Date	FMV on Grant Date ($/Sh)	Target (#)	Maximum (#)	Grant Date	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Mr. Springsteel	330,000	550,000	1,650,000		11/25/2008	2.32	180,000					417,600
Mr. Norman	108,000	180,000	540,000		11/25/2008	2.32	100,000					232,000
Mr. Karnik	51,975	173,250	519,750		11/25/2008	2.32	90,000					208,800
Mr. Zuckerman	63,000	140,000	420,000		11/25/2008	2.32	50,000		11/25/2008	75,000	2.32	192,950
Mr. Cunningham	37,499	249,990	N/A	(4)	11/25/2008	2.32	50,000					116,000
Mr. Altomare	78,000	130,000	390,000		11/25/2008	2.32	50,000					116,000

(1)	This column sets forth the threshold, target and maximum amounts of each Named Executive Officer’s annual non-equity incentive plan award for the year ended September 30, 2009 under our Fiscal Year 2009 Executive Incentive Bonus Plan for Messrs. Springsteel, Norman and Altomare; 2009 Vice President Worldwide Professional Services Incentive Bonus Plan for Mr. Karnik; 2009 General Counsel Incentive Bonus Plan for Mr. Zuckerman; and 2009 Vice President Worldwide Sales Incentive Bonus Plan for Mr. Cunningham. The actual cash bonus award earned for the year ended September 30, 2009 for each named executive officer is set forth in the “Summary Compensation Table.” As such, the amounts set forth in this column do not represent additional compensation earned by the Named Executive Officers for the year ended September 30, 2009. For a description of the aforementioned plans, see the “Compensation Discussion and Analysis” section of this proxy statement.
(2)	This column sets forth the amounts of each Named Executive Officer’s time-based restricted stock unit awards pursuant to the Company’s 2005 Equity Incentive Plan.
(3)	Represents the grant date fair value of stock option and restricted stock unit awards as determined in accordance with SFAS 123R. For stock option awards, these amounts have been calculated in accordance with SFAS 123R ignoring the estimate of forfeitures using the Black Scholes valuation model. For restricted stock units, the grant date fair value is calculated as the number of restricted stock units multiplied by the Company’s stock price on the date of grant.
(4)	For Mr. Cunningham, the maximum payout he could receive under the Fiscal Year 2009 Executive Incentive Bonus Plan, which constitutes 25% of his 2009 Vice President Worldwide Sales Incentive Bonus Plan, is $187,493. The remaining portion of his 2009 Vice President Worldwide Sales Incentive Bonus Plan is commissioned based, and there is no maximum.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended September 30, 2009, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At September 30, 2009

	Outstanding Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Mr. Springsteel	47,916	52,084	(1)	9.25	11/19/2017	—	—
Mr. Springsteel	113,330	46,670	(1)	8.25	02/14/2017
Mr. Springsteel	358,332	41,668	(1)	7.97	02/01/2016
Mr. Springsteel	5,000	—	(2)	6.85	09/28/2015
Mr. Springsteel	5,000	—	(2)	10.85	06/15/2014
Mr. Springsteel	10,000	—	(3)	13.95	01/20/2014
Mr. Springsteel	—	—		—	—	180,000	417,600
Mr. Norman	16,770	18,230	(1)	9.25	11/19/2017	—	—
Mr. Norman	28,332	11,668	(1)	8.25	02/14/2017
Mr. Norman	19,250	2,750	(1)	8.40	03/08/2016
Mr. Norman	25,665	2,334	(1)	7.47	01/17/2016
Mr. Norman	22,000	—	(4)	4.10	05/06/2015
Mr. Norman	8,000	—	(5)	6.87	08/05/2014
Mr. Norman	—	—		—	—	100,000	232,000
Mr. Karnik	16,770	18,230	(1)	9.25	11/19/2017
Mr. Karnik	62,500	27,500	(5)	8.25	02/13/2017
Mr. Karnik	—	—		—	—	90,000	208,800
Mr. Zuckerman	20,312	54,688	(5)	2.32	11/24/2018
Mr. Zuckerman	—	—		—	—	50,000	116,000
Mr. Altomare	23,750	36,250	(5)	4.90	05/08/2018
Mr. Altomare	—	—		—	—	50,000	116,000
Mr. Cunningham	—	—		—	—	—	—

(1)	These stock options vest in equal monthly installments over four years.
(2)	These stock options vest in equal monthly installments over one year.
(3)	These stock options vest one-third after an initial one year cliff, and thereafter in equal monthly installments for the remaining two years.
(4)	These stock options vest in equal monthly installments over three years.
(5)	These stock options vest one-fourth after an initial one year cliff, and thereafter in equal monthly installments for the remaining three years.
(6)	These restricted stock units vest in equal annual installments over three years.
(7)	Represents the market value of the restricted stock units.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended September 30, 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Springsteel	—	—	—	—
Mr. Norman	—	—	—	—
Mr. Karnik	—	—	—	—
Mr. Zuckerman	—	—	—	—
Mr. Cunningham	—	—	—	—
Mr. Altomare	—	—	—	—

Pension Benefits

No post-employment pension benefits were awarded to the Named Executive Officers during for the fiscal year ended September 30, 2009, nor have any such benefits been awarded to them in any previous fiscal year.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

No non-qualified defined contribution or other nonqualified deferred compensation benefits were awarded to the Named Executive Officers during for the fiscal year ended September 30, 2009, nor have any such benefits been awarded to them in any previous fiscal year.

Potential Payments Upon Termination Or Change-In-Control

Entering fiscal year 2009, we had in place change of control agreements with Messrs. Springsteel, Norman and Karnik (as well as with certain other key employees of the Company). In November 2008, we entered into revised change of control agreements with Messrs. Springsteel, Norman and Karnik (as well as with certain other key employees of the Company), and initial change of control agreements with Messrs. Altomare, Cunningham and Zuckerman (as well as with certain other key employees of the Company), as described below.

The offer letter we entered into with Mr. Springsteel on January 31, 2006 contained terms regarding a change of control. Pursuant to that offer letter, in the event of a “change of control,” as defined in the offer letter, we would accelerate the vesting of any equity that Mr. Springsteel had been granted as of the effective date of the change of control such that the equity would be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, his stock option to purchase 400,000 shares of common stock granted as of February 1, 2006 would vest 100% as of the effective date of the change in control. In addition, in the event Mr. Springsteel was terminated without “cause,” as defined in the offer letter, or voluntarily left employment for “good reason,” as defined in the offer letter, whether or not in connection with a change of control, he would receive, among other benefits, the following: (a) monthly payments of $100,000 for a period of ten (10) months, and (b) with respect to options and restricted stock, accelerated vesting of a number of shares equal to twelve (12) months’ worth of vesting. Such acceleration would be in addition to any accelerated vesting received upon a change of control, but in no event would the amount exceed the amount of the original grant.

In November 2008, our Board adopted a revised standard form of change of control agreement which, among other things, incorporated language designed to make it exempt from Section 409A of the Code. We entered into such a change of control agreement with Mr. Springsteel, which consolidates the substantive severance and change of control terms of his offer letter (and supersedes and replaces such terms), and also provides that if he is terminated without “cause” as defined in the agreement, or voluntarily leaves employment for “good reason” as defined in the agreement, within twelve (12) months following a “change of control,” as defined in the agreement, then he will receive, among other benefits (a) payment of his salary for twenty-four (24) months, (b) payment of two times his annual target bonus over twenty-four (24) months, (c) continuation of health insurance for eighteen (18) months, and (d) payment of $3,000 to cover premiums on his life insurance policies over twenty-four (24) months.

The change of control agreement that we had in place with Mr. Norman prior to November 2008 provided that if he was terminated either without “cause,” as defined in the agreement, or voluntarily left employment for “good reason,” as defined in the agreement, within ninety (90) days prior to a “change of control,” as defined in the agreement, or twelve (12) months following a change of control, then he would receive, among other benefits, the following: (a) payment of his salary for a period of twelve (12) months, (b) payment of his annual target bonus, (c) continuation of health insurance for one year, (d) a lump sum payment of $3,000 to cover premiums on his life insurance policies, (e) so long as not prohibited by law, automatic extension of sixty (60) months to repay any promissory note, loan or other indebtedness to us, and (f) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (i) 50% of the then-unvested shares, or (ii) twelve (12) months’ worth of vesting. In November 2008, we entered into our revised standard change of control agreement with Mr. Norman, which incorporated substantially the same terms as his prior agreement, except that he will receive, among other benefits (a) payment of his salary for eighteen (18) months, (b) payment of 1.5 times his annual target bonus over eighteen (18) months, (c) continuation of health insurance for eighteen (18) months, and (d) payment of $3,000 to cover premiums on his life insurance policies over eighteen (18) months. We eliminated the repayment extension noted above.

The change of control agreement that we had in place during with Mr. Karnik prior to November 2008 provided generally that if he is terminated either without “cause,” as defined in the agreement, or voluntarily leaves employment for “good reason,” as defined in the agreement, within twelve (12) months following a “change of control,” as defined in the agreement, then he would receive, among other benefits, the following: (a) payment of his salary for a period of six (6) months, (b) payment of his annual target bonus, (c) continuation of health insurance for six (6) months, (d) a lump sum payment of $3,000 to cover premiums on his life insurance policies, and (e) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the lesser of (i) 50% of the then-unvested shares, or (ii) twelve (12) months’ worth of vesting, not to exceed, when added to any additional vesting provided in the Company’s equity incentive plans or otherwise, twenty-four (24) months in the aggregate. In November 2008, we entered into our revised standard change of control agreement with Mr. Karnik, as well as with Messrs. Altomare, Cunningham and Zuckerman (and with certain other key employees). Those agreements contain substantially the same terms as described above for Mr. Karnik, except that the executive will receive (a) payment of his salary for twelve (12) months, (b) payment of his annual target bonus over twelve (12) months, (c) continuation of health insurance for twelve (12) months, and (d) payment of $3,000 to cover premiums on his life insurance policies over twelve (12) months.

In addition to the equity acceleration described above, the Company’s equity incentive plans provide for accelerated vesting in the event of a “change of control” (as defined therein) of that number of shares that would have been vested as of the date that is twelve (12) months following the change of control. Further, the Company’s standard restricted stock unit grant notice and agreement provide for accelerated vesting in the event of a “change of control” (as defined in the Company’s equity incentive plans) of 100% of the shares covered thereby.

Finally, each of the change of control agreements that we had in place prior to fiscal year 2009 obligated us to make gross-up payments to the executive in the event the severance benefits payable under those agreements result in the executive having to pay certain excise taxes. However, with the exception of Mr. Springsteel’s change of control agreement, the revised standard change of control agreement does not provide for such gross-up payments, but rather contains a “best after tax” provision. Mr. Springsteel’s rights to a gross-up are capped at a maximum value of $1,500,000.

Potential Payments Upon Change-In-Control — No Termination

The following table provides information concerning the estimated payments and benefits that would be provided to each of the Named Executive Officers upon a change in control and without any concurrent or related termination of employment. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2009 (September 30, 2009), and the price per share of the Company’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.89). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Option Awards ($)(1)	Restricted Stock Unit Awards ($)(2)	Gross-up Payments ($)	Total ($)
Mr. Springsteel	—	700,200	—	700,200
Mr. Norman	—	389,000	—	389,000
Mr. Karnik	—	350,100	—	350,100
Mr. Zuckerman	85,860	194,500	—	280,360
Mr. Cunningham	—	—	—	—
Mr. Altomare	—	194,500	—	194,500

(1)	Pursuant to the Company’s 2005 Equity Incentive Plan, if the acquirer does not assume or continue the stock options, the options accelerate in full immediately prior to the closing of the transaction, which value is disclosed in the table above. If the acquirer does assume or continue the stock options, that plan provides for 12-months accelerated vesting of stock options, which, for Mr. Zuckerman, would have a value of $29,438. Stock options held by all other Named Executive Officers were out of the money on September 30, 2009 and thus no value is reportable.
(2)	Based upon 100% acceleration of outstanding restricted stock units.

Potential Payments Upon Termination — No Change-In-Control

The following table provides information concerning the estimated payments and benefits that would be provided to each of the Named Executive Officers upon a termination of employment without cause (or a resignation for good reason) and without any concurrent or related change in control. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2009 (September 30, 2009), and the price per share of the Company’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.89). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Salary Portion or Equivalent/ COBRA Benefits ($)		Option Awards ($)		Restricted Stock Unit Awards ($)		Total ($)
Mr. Springsteel	1,000,000	(1)	—	(2)	233,400	(2)	1,233,400
Mr. Norman	160,903	(3)	—		—		160,903
Mr. Karnik	155,278	(3)	—		—		155,278
Mr. Zuckerman	145,565	(3)	—		—		145,565
Mr. Cunningham	187,200	(4)	—		—		187,200
Mr. Altomare	137,378	(5)	—		—		137,378

(1)	$100,000/month over 10 months pursuant to Mr. Springsteel’s change in control agreement.
(2)	Value of 12-months acceleration of stock awards pursuant to Mr. Springsteel’s change in control agreement.
(3)	Estimated payments and benefits assuming the continuation of the Company’s historical practice of providing executives with 6-months salary continuation and 6-months COBRA benefits in connection with a termination not for cause, subject to the execution of a separation agreement.
(4)	Mr. Cunningham received these payments and benefits pursuant to his separation agreement, effective February 13, 2009, which included 6-months salary continuation, bonuses and commissions as if he was employed through March 31, 2009, and 6-months COBRA benefits.
(5)	Mr. Altomare received or is receiving these payments and benefits pursuant to his separation agreement, effective October 9, 2009, which includes 6-months salary continuation and 6-months COBRA benefits.

Potential Payments Upon Termination Or Change-In-Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2009 (September 30, 2009), and the price per share of the Company’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.89). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Salary Portion or Equivalent ($)(1)	Annual Bonus ($)(2)	Option Awards ($)(3)	Restricted Stock Unit Awards ($)(4)	Gross-up Payments ($)	All Other Compensation ($)(5)	Total ($)
Mr. Springsteel	1,100,000	1,100,000	—	700,200	979,253	35,214	3,914,667
Mr. Norman	450,000	270,000	—	389,000	—	35,946	1,144,946
Mr. Karnik	288,750	173,250	—	350,100	—	24,925	837,025
Mr. Zuckerman	280,000	140,000	57,649	194,500	—	14,271	686,420
Mr. Cunningham(6)	—	—	—	—	—	—	—
Mr. Altomare	260,000	130,000	—	194,500	—	17,728	602,228

(1)	Based on 24-months base salary for Mr. Springsteel, 18-months base salary for Mr. Norman, and 12-months base salary for Messrs. Karnik, Zuckerman and Altomare. Payments would be made over the aforementioned periods.
(2)	Based on 24-months annual target bonus for Mr. Springsteel, 18-months annual target bonus for Mr. Norman, and 12-months annual target bonus for Messrs. Karnik, Zuckerman and Altomare. Payments would be made over the aforementioned periods.
(3)	Based on 12-months acceleration of stock options under the Company’s 2005 Equity Incentive Plan and acceleration of stock options under the applicable change in control agreement.
(4)	Based upon 100% acceleration of outstanding restricted stock units.
(5)	Estimated payments based on COBRA premiums for health insurance and $3,000 for life insurance premiums.
(6)	Mr. Cunningham was not employed as of September 30, 2009 and thus would not receive any change in control benefits.

Director Compensation

The following table shows for the fiscal year ended September 30, 2009 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Restricted Stock ($)(2)	Other Compensation ($)	Total ($)
Daniel A. Gaudreau	61,677	—	60,837	—	122,514
Charles E. Hoffman	73,167	—	60,837	—	134,004
William J. Raduchel	73,167	—	60,837	—	134,004
David R. Springett	79,167	—	60,837	—	140,004
Richard G. Stevens	95,177	8,081	60,837	—	164,095
Allen A.A. Swann	57,129	—	60,837	—	117,966

(1)	The dollar amount in this column represents fees earned or paid in cash for service as a director in the fiscal year. In the fiscal year, prior to November 2008, each director was entitled to receive an annual retainer of $50,000 for service as a member of the Board of Directors. Additionally, the Chairman of each of the Audit, Compensation and Nominating and Corporate Governance Committees, as well as the Lead Independent Director, was entitled to receive an annual retainer of $20,000. If a single director occupied more than one of these roles, he was entitled to receive only a single $20,000 retainer. A director who was a member of the Audit, Compensation or Nominating and Corporate Governance Committee but who was not the Chairman was entitled to receive a retainer of $5,000 per committee. Directors who served on special committees were entitled to receive $3,000 a month so long as such committee existed. In November 2008, the Board modified the structure for cash compensation to directors, effective commencing with the 2009 annual meeting of stockholders, such that the aforementioned retainers were paid quarterly in arrears so long as the director continued to serve on the Board or applicable committee. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.
(2)	The dollar amount in this column represents the compensation cost for the year ended September 30, 2009 of stock options or restricted stock awards granted in and prior to fiscal year 2009. These amounts have been calculated in accordance with SFAS 123R, and for stock options, ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009.

Under the Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”) adopted by stockholders at the 2008 annual meeting of stockholders, directors no longer receive stock options, and no director received stock options in the last fiscal year. Instead, continuing directors are issued a single grant of restricted stock at each year’s annual meeting equal to $100,000 divided by the fair market value of the Company’s common stock on the date of the annual meeting. Effective November 2008, the Board amended the Directors’ Plan to provide that such annual grants of restricted stock to non-employee directors shall not exceed 15,000 shares. This amendment did not require stockholder approval. These shares of restricted stock vest on the earlier to occur of (1) the next annual meeting or (2) twelve (12) months from the date of grant provided that the director’s service with the Company, whether as an employee, director or consultant, is not interrupted or terminated. Such shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency, or (4) the death or disability of the director. Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period. Any shares of restricted stock that are unvested at the time that the director’s service with the Company is interrupted or terminated, whether as an employee, director or consultant, shall revert to the Company and again become available for issuance under the Directors’ Plan. New non-employee directors receive a grant of restricted stock on substantially the same terms but with the number of shares pro-rated in proportion to the amount time remaining between the grant and the first anniversary of the most recent annual meeting. Subject to the participant’s continuous service, the initial award will vest in substantially equal monthly installments over the initial period (on each monthly anniversary of the grant date), so that the initial grant is fully vested as of the first anniversary of the most recent annual meeting prior to the grant date.

CERTAIN RELATED-PERSON TRANSACTIONS

In 2007, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant shareholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee evaluate, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion. The Company did not have any “related-person transactions” in fiscal year 2009.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. We also intend to execute these agreements with our future directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for Notices, and if applicable, proxy statements and annual reports, with respect to two or more stockholders sharing the same address by delivering a single Notice, and if applicable, proxy statement and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders. This procedure also reduces our printing costs and postage fees and conserves natural resources.

This year, we will be “householding” our Notice, and if applicable, proxy statement and annual report. A single Notice, and if applicable, proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice regarding “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify us. Direct your written request to Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, CA 95014, or call us at (408) 517-6100. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact our Corporate Secretary as indicated above.

A number of brokers with account holders who are Chordiant stockholders will also be householding, unless contrary instructions have been received by the broker from the stockholders. If you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent by contacting your broker directly. Beneficial owners should request information about householding from their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David M. Zuckerman
Vice President, General Counsel and Secretary

December 18, 2009

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2009 (excluding the information included in this Proxy Statement) accompanies this Proxy Statement. Part III of our Annual Report incorporates by reference certain information contained in this Proxy Statement. Copies are also available without charge upon written request to: Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

APPENDIX A

CHORDIANT SOFTWARE, INC.

AMENDED AND RESTATED 1999 NON-EMPLOYEE

DIRECTORS’ STOCK OPTION PLAN

Amended by the Board of Directors: December 11, 2007

Approved by Stockholders: February 1, 2008

Amended by the Board of Directors: November 19, 2008

Amended by the Board of Directors: November 18, 2009

Effective Date: Date of Initial Public Offering

Termination Date: None

SECTION 1.    PURPOSES.

(a) Eligible Award Recipients. The persons eligible to receive Awards are the Non-Employee Directors of the Company.

(b) Available Awards. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options, Restricted Stock Awards, and Restricted Stock Unit Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

SECTION 2.    DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Annual Grant” means an Award granted annually to eligible Non-Employee Directors pursuant to subsection 6(b) of the Plan.

(c) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d) “Award” means an Option, Restricted Stock Award or Restricted Stock Unit Award.

(e) “Award Agreement” means an Option Agreement, a Restricted Stock Award Agreement or a Restricted Stock Unit Award Agreement.

(f) “Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Chordiant Software, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which he or she renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which he or she renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(n) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of grant, or if the date of grant is not a trading day, then on the last market trading day prior to the day of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(q) “Initial Grant” means an Award granted to an eligible Non-Employee Director pursuant to subsection 6(a) of the Plan.

(r) “Non-Employee Director” means a Director who is not an Employee.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w) “Participant” means a person to whom an Award is granted pursuant to the Plan.

(x) “Plan” means this Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan.

(y) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of the Plan.

(z) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(aa) “Restricted Stock Unit Award” means a bookkeeping entry where each unit represents the opportunity to vest in and be issued one share of Common Stock, which right is granted pursuant to the terms and conditions of the Plan.

(bb) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award. Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Unforeseeable Emergency” means a severe financial hardship to the Participant after the vesting of the shares under the Award, which hardship results from (1) an illness or accident of the Participant or his or her spouse, registered domestic partner, parent or child; (2) loss of the Participant’s property due to casualty (including the need to rebuild the Participant’s primary residence following damage to the home not otherwise covered by insurance); or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION 3.    ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

SECTION 4.    SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 601,050 (six hundred one thousand and fifty) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If the Company repurchases (or reacquires upon a failure to vest) any unvested shares of Common Stock issued under an Award, such shares of Common Stock shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

SECTION 5.    ELIGIBILITY.

The Awards as set forth in section 6 automatically shall be granted under the Plan to all eligible Non-Employee Directors.

SECTION 6.    NON-DISCRETIONARY GRANTS.

Without any further action of the Board, each Non-Employee Director shall be granted the following Awards:

(a) Initial Grants. Each person who is elected or appointed, other than on the date of an Annual Meeting, for the first time, to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company (such date, the “Initial Grant Date”), be granted an Initial Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) the product of (a) $100,000 and (b) a fraction, the numerator of which is the number of full months between the Initial Grant Date and first anniversary of the most recent Annual Meeting prior to the Initial Grant Date (rounding down for any partial month) (such period, the “Initial Period”), and the denominator of which is 12, (2) divided by the Fair Market Value of a share of Common Stock on the Initial Grant Date. Subject to the Participant’s Continuous Service, such Award shall vest in full on the earlier of (a) the first anniversary of the most recent Annual Meeting prior to the Initial Grant Date and (b) the date of the first Annual Meeting following the Initial Grant Date. The Initial Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan. The Initial Grant shall be made in consideration for future services to be rendered to the Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Initial Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Initial Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate.

(b) Annual Grants. On the day of each Annual Meeting (the “Annual Grant Date”), each person who, at such Annual Meeting, is elected or appointed to serve (or who shall otherwise thereafter continue to serve) as a Non-Employee Director automatically shall be granted an Annual Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) $100,000 divided by (2) the Fair Market Value of a share of Common Stock on the Annual Grant Date. Subject to the Participant’s Continuous Service, such Award shall vest in full on the date that is the earlier of (a) the first anniversary of the Annual Grant Date and (b) the date of the first Annual Meeting following the Annual Grant Date. The Annual Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan. The Annual Grant shall be made in consideration for future services to be rendered to the

Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Annual Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Annual Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate. Notwithstanding anything to the contrary in this Section 6(b), the maximum number of shares of Common Stock that may be granted pursuant to an Annual Grant of a Restricted Stock Award under this Section 6(b) shall be 15,000 shares.

(c) Holding Period. Each Initial Grant and Annual Grant made on or after the date of the Company’s Annual Meeting held in 2008 will be subject to a post-vesting holding period, such that the Participant may not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes for which the Participant is deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act) any of the shares of Common Stock issued under the Award until the earliest of (1) the second anniversary of the vesting date of the Award, (2) the closing of a transaction described in subsection 12(b) below (other than a merger or consolidation for the purpose of a change in domicile), (3) the certification by the Board that the Participant has suffered an Unforeseeable Emergency or (4) the termination of the Participant’s Continuous Service as a result of death or Disability (such period, the “Holding Period”). Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of the Holding Period. The shares of Common Stock issued pursuant to the Award shall be endorsed with appropriate legends as determined by the Company, and the Participant will enter into such other arrangements as determined reasonably necessary by the Company (including an escrow arrangement) to enforce the provisions of this subsection 6(c).

SECTION 7.    OPTION PROVISIONS.

Any Option granted under this Plan shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise. Each Option shall be exercisable only once it has vested.

(c) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code.

(d) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations and the form of Option Agreement, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other permitted payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations, or (v) any other form of legal consideration that may be acceptable to the Board. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(e) Transferability. An Option shall not be transferable except (i) by will or by the laws of descent and distribution and (ii) to the further extent permitted under the rules for a Form S-8 registration statement under the Securities Act. The Option shall be exercisable during the lifetime of the Participant only by the Participant or a permitted transferee. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally. The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(g) Termination of Continuous Service. In the event an Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Participant. In the event an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Participant. In the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the three-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

SECTION 8.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The Board will determine the price to be paid, if any, by the Participant for each share of Common Stock subject to the Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting. The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested under the Award as of the date of termination under the terms of the Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Award unless otherwise determined by the Board or provided in the Award Agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. The Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited without consideration upon the Participant’s termination of Continuous Service.

SECTION 9.    COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

SECTION 10.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

SECTION 11.    MISCELLANEOUS.

(a) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(b) No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances. The Company may require an Participant, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(e) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(f) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(g) Compliance with Section 409A. To the extent that the Board determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code (together, with any state law of similar effect, “Section 409A”), the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance.

In addition, and except as otherwise set forth in the applicable Award Agreement, if the Company determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the time at which cash payments shall be paid, or shares of Common Stock issued, to such Participant shall be automatically delayed as follows: on the earlier to occur of (A) the date that is six months and one day after the date of termination of the Participant’s Continuous Service or (B) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company shall (I) pay to the Participant a lump sum amount equal to the sum of the cash payments, and issue to the Participant that number of shares of Common Stock, that the Participant would otherwise have received through the Delayed Initial Payment Date if such issuance or payment had not been delayed pursuant to this Section 11(g), in each case, without liability to the Participant for interest during such period of delay, and (II) commence paying or issuing the balance of the amounts due under the Award in accordance with the applicable schedules set forth in the Award Agreement.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

SECTION 12.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the shares of Common Stock subject to the Plan, or subject to any Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Awards specified in Section 6, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control. In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, (A) with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated prior to such event and the Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Acceleration of Vesting.

(i) Awards Granted Prior to the Annual Meeting in 2008. In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan prior to the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated immediately prior to such transaction such that each such Award shall be exercisable for such number of vested shares that would have been vested in the ordinary course as of the date one year following the date of the transaction. In the event the Award Agreement covering such an Award make different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(i) shall not be applicable to such Award.

(ii) Awards Granted At or After the Annual Meeting in 2008. In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan at or after the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated in full as of immediately prior to such transaction. In the event the Award Agreement covering such an Award make different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(ii) shall not be applicable to such Award.

SECTION 13.    AMENDMENT OF THE PLAN AND AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

SECTION 14.    TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

SECTION 15.    EFFECTIVE DATE OF PLAN.

The Plan became effective on February 14, 2000, the effective date of the initial public offering of the Common Stock.

SECTION 16.    CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

CHORDIANT SOFTWARE, INC.

20400 STEVENS CREEK BLVD., STE. 400 CUPERTINO, CA 95014 ATTN: CORPORATE SECRETARY

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M18543-P87613

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHORDIANT SOFTWARE, INC.

The Board of Directors recommends that you vote FOR the following:

For Al

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

1. To elect our three (3) nominees to serve as Directors to hold office until the Company’s 2013 Annual Meeting of Stockholders.

Nominees:

01) Daniel A. Gaudreau 02) Charles E. Hoffman 03) David R. Springett, Ph.D.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal(s):

2. To ratify the selection by the Company’s Audit Committee of the Board of Directors of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010.

3. To approve the Company’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 138,050 shares.

For Against Abstain

4. To conduct any other business properly brought before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M18544-P87613

CHORDIANT SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 2010

The undersigned hereby appoints Steven R. Springsteel and Peter S. Norman, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on January 27, 2010 at 1:00 pm, local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.

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